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                                                                   EXHIBIT 10.13


                               FRANCHISE AGREEMENT

                                 by and between

                        REMEDY INTELLIGENT STAFFING, INC.

                                       and

                                 --------------

                                      dated

                               __________ __, 2001


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                                TABLE OF CONTENTS

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1.  DEFINITIONS...............................................................  1

2.  GRANT OF FRANCHISE........................................................  4

3.  TERRITORIAL RIGHTS........................................................  5

         3.1.  LOCATION.......................................................  5

         3.2.  TERRITORY......................................................  5

         3.3.  RESTRICTIONS...................................................  5

                  3.3.1.  Relinquishment Procedures...........................  5

         3.4.  RESERVED RIGHTS................................................  6

                  3.4.1.  Franchisor's Reserved Rights........................  6

                  3.4.2.  Franchisee's Reserved Rights........................  6

4.  TERM AND RENEWAL..........................................................  6

         4.1.  INITIAL TERM...................................................  6

         4.2.  SUCCESSIVE TERMS - FRANCHISEE'S OPTION.........................  6

         4.3.  SUCCESSIVE TERMS - PROCEDURES..................................  6

                  4.3.1.  Franchisor's Responsibilities.......................  7

                  4.3.2.  Franchisee's Responsibilities.......................  7

         4.4.  NO SUCCESSIVE TERMS ...........................................  7

5.  FEES......................................................................  7

         5.1.  INITIAL FRANCHISE FEE..........................................  7

         5.2.  CONTINUING FEES, UNCOLLECTIBLES, COLLECTION EXPENSES...........  7

         5.3.  PAYMENT OF FRANCHISEE'S SHARE..................................  8

         5.4.  LATE PAYMENTS..................................................  8

         5.5.  APPLICATION OF PAYMENTS........................................  8
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         5.6.  CALCULATION OF FRANCHISOR'S SHARE..............................   9

         5.7.  DETERMINATION OF GROSS MARGIN..................................   9

         5.8.  AGGREGATION OF HOURS OF OTHER BUSINESSES.......................  10

         5.9.  ALLOCATION OF TEMPORARY EMPLOYEE EXPENSES......................  10

6.  COMMENCEMENT AS A REMEDY FRANCHISEE.......................................  10

         6.1.  TIME LIMITATIONS...............................................  10

         6.2.  FRANCHISOR'S APPROVAL TO COMMENCE OPERATIONS...................  10

7.  TRAINING..................................................................  11

         7.1.  INITIAL TRAINING...............................................  11

                  7.1.1.  Training............................................  11

         7.2.  COMPLETION OF TRAINING; ADDITIONAL EVALUATION..................  11

         7.3.  FAILURE TO COMPLETE TRAINING/EVALUATION........................  11

         7.4.  NATIONAL BUSINESS CONFERENCE...................................  11

8.  EMPLOYMENT, BILLING, COLLECTION AND PAYMENT OF TEMPORARY EMPLOYEE EXPENSES  11

         8.1.  FRANCHISOR'S OBLIGATIONS.......................................  11

                  8.1.1.  Employment of Temporary Employees...................  11

                  8.1.2.  Billings and Collections............................  12

         8.2.  FRANCHISEE'S OBLIGATIONS.......................................  12

                  8.2.1. Temporary Employees..................................  12

                  8.2.2.  Credit Policies.....................................  12

                  8.2.3.  Workers' Compensation Risk Policies.................  12

                  8.2.4.  Transmittal of Payments.............................  12

         8.3.  NATURE OF COLLECTIONS RELATIONSHIP.............................  13
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9.  ADDITIONAL SERVICES TO BE PROVIDED BY FRANCHISOR..........................  13

         9.1.  OPENING PUBLICITY..............................................  13

         9.2.  MANAGEMENT ASSISTANCE..........................................  13

         9.3.  ADDITIONAL GUIDANCE............................................  13

         9.4.  ACQUISITION OF GOODS AND SERVICES..............................  13

         9.5.  ON-LINE OPERATING MANUAL.......................................  14

                  9.5.1.  Confidential Nature.................................  14

                  9.5.2.  Contents............................................  14

                  9.5.3.  Modification by Franchisor..........................  14

                  9.5.4.  Strict Compliance by Franchisee.....................  14

10.  MARKS....................................................................  14

         10.1.  OWNERSHIP.....................................................  14

         10.2.  USE...........................................................  14

         10.3.  PROHIBITED USES...............................................  15

         10.4.  NOTICES.......................................................  15

         10.5.  CONTROL OF PROCEEDINGS........................................  15

         10.6.  DISCONTINUANCE OF USE.........................................  15

         10.7.  INDEMNIFICATION...............................................  16

11.  RELATIONS................................................................  16

         11.1.  NATURE OF RELATIONSHIP........................................  16

         11.2.  IDENTIFICATION................................................  16

         11.3.  OBLIGATIONS...................................................  16

12.  INDEMNIFICATION..........................................................  17
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13.  TRADE SECRETS............................................................  17

         13.1.  LIMITS ON USE.................................................  17

         13.2.  NONCOMPETITION................................................  18

                  13.2.1.  Franchisee's Covenant Not to Compete During
                           Term of Agreement..................................  18

                  13.2.2.  Solicitation of Customers..........................  18

                  13.2.3.  Solicitation of Employees..........................  18

                  13.2.4.  Employees' Covenants Not To Compete................  19

                  13.2.5.  Franchisee's Covenant Not to Compete Following
                           Termination........................................  19

                  13.2.6.  Exceptions.........................................  19

14.  MINIMUM PERFORMANCE STANDARDS AND  OFFICE DEVELOPMENT REQUIREMENTS.......  20

         14.1.  MINIMUM GROSS BILLINGS........................................  20

         14.2.  REMEDIES FOR FAILURE TO SATISFY MINIMUM PERFORMANCE STANDARDS.  20

         14.3.  OFFICE DEVELOPMENT REQUIREMENTS...............................  20

15.  IMAGE AND OPERATING STANDARDS............................................  20

         15.1.  SERVICES......................................................  20

         15.2.  SPECIFICATIONS, STANDARDS AND PROCEDURES......................  20

         15.3.  COMPLIANCE WITH LAWS..........................................  21

         15.4.  REPORTS.......................................................  21

         15.5.  ACTIONS.......................................................  21

         15.6.  BUSINESS RELATIONS - PROFESSIONAL CONDUCT.....................  21

         15.7.  HIRING, TRAINING AND CONDUCT OF EMPLOYEES.....................  21

16.  INSURANCE................................................................  22

         16.1.  POLICIES......................................................  22

         16.2.  PROOF OF COVERAGE.............................................  22

         16.3.  ENDORSEMENTS..................................................  22

                  16.3.1.  Additional Insured.................................  22

                  16.3.2.  Cross-Liability....................................  22

                  16.3.3.  Waiver of Subrogation..............................  22
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         16.4.  LOSS OF COVERAGE..............................................  23

         16.5.  FAILURE TO MAINTAIN...........................................  23

         16.6.  INSURANCE PROGRAMS............................................  23

         16.7.  OBLIGATION UNCONDITIONAL......................................  23

17.  COOPERATIVE ADVERTISING..................................................  23

18.  LOCAL ADVERTISING BY FRANCHISEE..........................................  24

         18.1.  REQUIRED ADVERTISING..........................................  24

         18.2.  CONDUCT.......................................................  24

         18.3.  APPROVALS.....................................................  24

19.  ACCOUNTING, REPORTS, FINANCIAL STATEMENTS................................  24

         19.1.  MAINTENANCE...................................................  24

         19.2.  REPORTS.......................................................  24

20.  PERIODIC REVIEWS, INSPECTIONS AND AUDITS.................................  25

         20.1.  PERIODIC REVIEWS..............................................  25

         20.2.  INSPECTIONS...................................................  25

         20.3.  AUDITS........................................................  25

21.  COMPUTERIZED MANAGEMENT AND OPERATIONAL SYSTEM...........................  26

         21.1.  SOFTWARE LICENSE..............................................  26

         21.2.  SOFTWARE UPDATE AND SUPPORT ..................................  26

         21.3.  HARDWARE......................................................  26

         21.4.  HARDWARE MAINTENANCE..........................................  26

         21.5.  INFORMATION RETRIEVAL.........................................  26

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22.  TRANSFER.................................................................  27

         22.1.  BY FRANCHISOR.................................................  27

         22.2.  BY FRANCHISEE.................................................  27

         22.3.  CHANGE OF BUSINESS FORM.......................................  27

         22.4.  DEEMED ASSIGNMENT.............................................  27

         22.5.  FRANCHISOR'S RIGHT OF FIRST REFUSAL...........................  27

         22.6.  FURTHER CONDITIONS............................................  28

                  22.6.1.  Transfer to Franchisee's Corporation...............  28

                  22.6.2.  Other Transfers....................................  28

                  22.6.3.  Covenants Not to Compete Unaffected................  29

         22.7.  ASSIGNMENT IN CASE OF DEATH OR INCAPACITY.....................  30

                  22.7.1.  Assignment to Original Signatory...................  30

23.  TERMINATION..............................................................  30

         23.1.  TERMINATION WITH OPPORTUNITY TO CURE..........................  30

         23.2.  TERMINATION WITH NO OPPORTUNITY TO CURE.......................  30

         23.3.  OTHER TERMINATION RIGHTS......................................  31

         23.4.  LIQUIDATED DAMAGES............................................  32

24.  RIGHTS AND OBLIGATIONS AFTER TERMINATION OR EXPIRATION...................  32

         24.1.  PAYMENT OF AMOUNTS OWED.......................................  32

         24.2.  MARKS.........................................................  32

         24.3.  TRADE SECRETS.................................................  33

         24.4.  CLIENT LISTS..................................................  33

25.  ENFORCEMENT..............................................................  33

         25.1.  SEVERABILITY AND SUBSTITUTION.................................  33

         25.2.  WAIVER........................................................  34

         25.3.  NONWAIVER.....................................................  34

         25.4.  FORCE MAJEURE.................................................  35

         25.5.  SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF....................  35
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         25.6.  RIGHTS CUMULATIVE.............................................  35

         25.7.  GOVERNING LAW.................................................  35

         25.8.  ARBITRATION...................................................  36

         25.9.  BINDING EFFECT................................................  36

         25.10.  MODIFICATION.................................................  36

         25.11.  CONSTRUCTION.................................................  36

         25.12.  ATTORNEYS' FEES AND EXPENSES.................................  37

26.  NOTICES AND PAYMENTS.....................................................  37

27.  MULTIPLE ORIGINALS.......................................................  38
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EXHIBIT "A"    FRANCHISE LOCATIONS

EXHIBIT "B"    TERRITORY

EXHIBIT "C"    MINIMUM PERFORMANCE STANDARDS

EXHIBIT "D"    OFFICE DEVELOPMENT REQUIREMENTS

EXHIBIT "E"    NONDISCLOSURE AND NONCOMPETITION AGREEMENT

EXHIBIT "F"    SOFTWARE LICENSE AGREEMENT


                                      viii
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                        REMEDY INTELLIGENT STAFFING, INC.

                               FRANCHISE AGREEMENT


     This Franchise Agreement (this "AGREEMENT"), is made effective as of _____________, 200__, ("EFFECTIVE DATE") by and between Remedy Intelligent Staffing, Inc., a California corporation and wholly-owned subsidiary of RemedyTemp, Inc., having its principal place of business at 101 Enterprise, Aliso Viejo, California 92656 ("FRANCHISOR"), and ______________________________
_________________ ____________ _________________________, (residing at / having its principal place of business at) ___________________________________________
("FRANCHISEE") with reference to the following facts:

                                    RECITALS

     WHEREAS, Franchisor owns Trade Secrets (hereinafter defined) relating to a unique system Franchisor has developed for providing temporary staffing and placement services (the "REMEDY SYSTEM"), and the Remedy System and the business of Franchisor, its licensees and its franchisees transacted in accordance with the Remedy System, have acquired a distinctive, high-quality reputation and public identity and have generated significant goodwill;

     WHEREAS, Franchisor has the exclusive right to use certain proprietary service marks and other trademarks, service marks and logos connected with the Remedy System as specified by Franchisor from time to time;

     WHEREAS, Franchisor, through its advertising and marketing programs, its high-quality service and the Remedy System, has established a national reputation and a demand for the qualified temporary personnel and the other services it makes available to business and industry under the Marks (hereinafter defined); and

     WHEREAS, Franchisee desires to obtain the benefits of the Remedy System and the right to operate a franchised RemedyTemp temporary employment service business using the Marks designated by Franchisor, upon the terms and conditions herein set out.

     NOW, THEREFORE, Franchisor and Franchisee agree as follows:

                                 1. DEFINITIONS.

     Terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below:

     "ACCOUNTING PERIOD" shall mean Franchisor's monthly accounting period, which currently varies from twenty-eight (28) to thirty-five (35) days, except that the first Accounting Period under this Agreement shall be the portion of Franchisor's monthly accounting period which commences on the Effective Date and the last Accounting Period shall be the portion of Franchisor's monthly accounting period which ends with the term of this Agreement.


                                       B1
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     "AFFILIATE" shall mean any company directly or indirectly owned or controlled by or under common control with Franchisor that offers services or products, or transacts other business with Franchisee.

     "AGREEMENT" shall mean this Franchise Agreement dated ____________, 200__.

     "APPROPRIATE FRANCHISEE" shall mean, with respect to any client or customer, the Franchisee within whose protected territory that client's or customer's business is situated.

     "CONTINUING FEES" shall mean a monetary amount equal to the greater of
(a) seven and one-half percent (7.5%) of Gross Billings (excluding all permanent employee placement amounts), or (b) Franchisor's Share (hereinafter defined). In no event shall the amount of the Continuing Fees be less than ) seven and one-half percent (7.5%) of Gross Billings.

     "CONTRACT YEAR" shall mean, for the first Contract Year, the period of twelve (12) consecutive Accounting Periods commencing from the Effective Date and for each subsequent Contract Year, the period of twelve (12) consecutive Accounting Periods commencing upon the anniversary of the Effective Date.

     "FRANCHISED BUSINESS" shall mean a license to use the Marks, the On-line Operating Manual, and the Remedy System only and exclusively for the operation of a RemedyTemp temporary employment service business as set forth in this Agreement.

     "FRANCHISEE'S SHARE" shall mean a monetary amount equal to the Gross Margin (hereinafter defined) after deducting therefrom the Continuing Fees payable to Franchisor, the adjustments described in Section 5.2. of this Agreement, and any other amounts due Franchisor under this Agreement or otherwise. The Franchisee's Share shall be calculated during each Accounting Period commencing on the date of the opening of the Franchised Business.

     "FRANCHISOR'S SHARE" for purposes of calculating the Continuing Fees for each Accounting Period, shall be a percentage of the Gross Margin (hereinafter defined) of the Franchised Business determined according to Sections 5.6. and 5.7., plus fifteen percent (15%) of Franchisee's billings for permanent employee placement services during the Accounting Period, including liquidation fees.

     "GROSS BILLABLE HOURS" shall mean the total number of hours for which temporary employees were placed with clients through the Franchised Business during a particular time period.

     "GROSS BILLINGS" shall mean gross amounts received or receivable, directly or indirectly, from or in connection with all services, consultation, assistance or sales provided from, or through or attributable to the Franchised Business regardless of where or to whom provided, including, without limitation, services of temporary and permanent employees, excluding bona fide refunds and adjustments.

     "GROSS MARGIN" shall mean sums billed by Franchisor to customers of the Franchised Business on account of temporary employee placement services after deducting therefrom all Temporary Employee Expenses (hereinafter defined) attributable to temporary employees.


                                       B2
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     "INITIAL FRANCHISE FEE" shall mean a franchise fee of Eighteen Thousand
Dollars ($18,000.00), Six Thousand Dollars ($6,000.00) of which shall be designated as a non-refundable training fee as set forth in Section 7.3. of this Agreement and shall be payable upon execution. The remaining Twelve Thousand Dollars ($12,000.00) of the Initial Fee shall be payable beginning the first month of Contract Year 2 at a rate of One Thousand Dollars ($1,000) per month, deducted from Franchisee's Share. If this Agreement is Franchisee's second or subsequent franchise agreement, the amount of the franchise fee shall be Ten Thousand Dollars ($10,000.00).

     "INITIAL TERM" unless terminated sooner pursuant to Sections 7.3., 14.2., or 23., the Initial Term shall expire ten (10) years from the Effective Date.

     "LOCATION" shall mean the office or offices within the Territory (hereinafter defined) from which the Franchised Business shall be conducted. The Location shall be either (i) at the address set forth in Exhibit A attached hereto and incorporated herein by this reference or (ii) at an address approved by Franchisor pursuant to Section 3.1.

     "MANAGER" shall mean the person primarily responsible to coordinate and manage the Franchised Business for Franchisee and who will devote full time to the coordination and management thereof.

     "MARKS" shall mean "RemedyTemp," "Remedy," "Remedy Temporary Services," "Hire Intelligence," "Intelligent Staffing," "EDGE," "VSM," "Caller Access", "The Intelligent Temporary" and the related logotypes, and other service marks, trademarks, and logos developed or owned by Franchisor that are designated by Franchisor, in its sole discretion, for use in connection with the Franchised Business after the Effective Date.

     "MINIMUM PERFORMANCE STANDARDS" shall mean the amount of average Gross Billable Hours specified in Exhibit C attached hereto and incorporated herein by this reference.

     "NATIONAL ACCOUNT CUSTOMERS" shall mean any customer designated as such by Franchisor, based upon Franchisor's sole determination that, because such customer conducts its business at multiple locations situated in more than one licensed geographic territory of Franchisor, the account of such client or customer shall be negotiated and secured either (i) by Franchisor or (ii) with Franchisor's assistance and approval.

     "NATIONAL BUSINESS CONFERENCE" shall mean a meeting of Franchisor's franchisees to be held from time to time at Franchisor's discretion.

     "NON-MARK BUSINESSES" shall mean temporary and regular employment service businesses operated under trademarks, service marks, or logotypes other than the Marks, offering services similar to those provided by the Franchised Business, including but not limited to information technology, accounting and legal temporary staffing businesses.

     "ON-LINE OPERATING MANUAL" shall mean the Franchisor's confidential on-line automated library and procedural help system as well as any hardcopy operating manuals provided by Franchisor to Franchisee, containing the Trade Secrets, including, without


                                       B3
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limitation, specifications, standards and procedures by which the Franchisee shall conduct the Franchised Business, as amended from time to time by Franchisor.

     "PROTECTED CUSTOMER" shall mean a customer situated within the protected territory of another franchisee of Franchisor.

     "REPURCHASE FORMULA" shall mean an amount equal to the average monthly Franchisee's Share remitted by Franchisor to Franchisee (excluding any permanent placement fees) during the twelve-month period prior to Franchisor's election, multiplied by the number of months during which this Agreement has been in effect up to, but not more than, six (6).

     "SOFTWARE" shall mean computer software used in connection with the management and operation of the Franchised Business.

     "SUCCESSIVE AGREEMENT" shall mean a franchise agreement between Franchisor and Franchisee for the Franchised Business, commencing immediately following the expiration of the Initial Term of this Agreement subject to the terms of Section 4., the term of which shall be five (5) years.

     "TEMPORARY EMPLOYEE EXPENSES" shall mean wages, payroll taxes, workers' compensation insurance premiums, expenses and related charges, longevity pay, holiday pay as described in the On-line Operating Manual, state employment charges and taxes, any additional expenses pursuant to contractual agreements with clients and, to the extent maintained by Franchisor, all insurance charges, including, without limitation, liability insurance, policy premiums, policy deductibles for covered losses or claim costs and expenses for any losses not covered by an insurance policy attributable to temporary employees furnished by the Franchised Business during the term of this Agreement.

     "TERRITORY" shall mean the protected geographic area, described in or identified by the map attached as Exhibit "B" to this Agreement and incorporated herein by this reference, within which the license granted under this Agreement is exclusive to the Franchisee.

     "TRADE SECRETS" shall mean all customer lists, sales and promotional information, employee lists, financial information furnished or disclosed to Franchisee by Franchisor, the Software, the On-line Operating Manual, and other information with respect to Franchisor, the Remedy System, customers of Franchisor (i) of which Franchisee becomes aware as a result of its franchise relationship with Franchisor, (ii) which has actual or potential economic value to Franchisor from it not being generally known to other persons who could obtain economic value from its disclosure or use, and (iii) which is the subject of reasonable efforts by Franchisor to maintain its secrecy or confidentiality, whether assembled and compiled by Franchisee or produced and provided by Franchisor, and the physical embodiments of such information, all of which are the confidential and trade secret property of Franchisor.

                             2. GRANT OF FRANCHISE.

     Franchisor hereby grants to Franchisee, and Franchisee accepts, subject to and in accordance with the terms and conditions of this Agreement, the Franchised Business.


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                             3. TERRITORIAL RIGHTS.

3.1. LOCATION. Franchisee shall conduct the Franchised Business from the Location and such other address(es) as Franchisor shall approve in writing. If, as of the Effective Date, the Location has not yet been selected, Franchisee shall select the Location, subject to Franchisor's written approval. If any Location is leased to the Franchisee, all such leases must be fully assignable, and Franchisee shall provide copies of all such executed leases to Franchisor. Franchisee shall commence operations at the Location within ninety (90) days after the date of this Agreement.

3.2. TERRITORY. Except as provided in Sections 3.4.1. and 14.2., so long as Franchisee is in full compliance with the terms and conditions of this Agreement, Franchisor shall not itself conduct or grant to any other person the right to conduct a Remedy franchise or license from a location within the Territory.

3.3. RESTRICTIONS. Franchisee's license is limited to the Territory. Franchisee shall not sell the services provided by the Franchisee through the Franchised Business to customers situated in the protected territory of another franchisee of the Franchisor. Franchisee shall not provide the services provided by the Franchisee through the Franchised Business to customers situated in an unlicensed geographic area absent prior written authorization from Franchisor.

     If Franchisee provides its services to any customer situated in an unlicensed geographic area which subsequently becomes a Protected Customer of another franchisee of Franchisor or, if for any other reason, Franchisee shall sell the services provided through the Franchised Business to a Protected Customer of another franchisee of Franchisor, upon being notified thereof, Franchisee shall immediately relinquish all sales and service rights associated with such customer to the Appropriate Franchisee for such Protected Customer.

     3.3.1. RELINQUISHMENT PROCEDURES. In the event of an encroachment on a protected territory as set forth in this Section 3.3., Franchisee shall:

               (i) Coordinate the substitution of temporary employees by the Appropriate Franchisee for those placed with the Protected Customer by Franchisee in such a manner as to minimize the impact of the substitution on the Protected Customer; and

               (ii) Within five (5) days of becoming aware of the encroachment, and prior to the substitution, (a) notify the Protected Customer that further requests for Remedy temporary staffing services should be directed to the Appropriate Franchisee and (b) provide the Protected Customer with a schedule for substitution of temporary employees.


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

3.4. RESERVED RIGHTS.

     3.4.1. FRANCHISOR'S RESERVED RIGHTS. Franchisor reserves all rights not expressly granted to Franchisee hereunder. Without limiting the generality of the foregoing, Franchisor reserves the right, without geographic or other limitation, to:

               (i) Own and operate temporary and regular employment service businesses offering services similar to those provided by the Franchised Business, including Non-Mark Businesses situated within the Territory, and grant franchises to own and operate same;

               (ii) Acquire and operate pre-existing personnel companies as Non-Mark Businesses and grant franchises to own and operate same;

               (iii) Provide billing, collecting, payroll, accounting services and financing of receivables to other firms; and

               (iv) Negotiate and enter into contracts with National Account Customers to provide services offered by the Franchised Business and require Franchisee to service National Account Customer locations within the Territory on the terms negotiated.

     3.4.2. FRANCHISEE'S RESERVED RIGHTS. Provided Franchisee is not in material default or breach of this Franchise Agreement, Franchisee reserves a 30-day right of first refusal with respect to any Non-Mark Business franchise offered by the Franchisor within the Territory, conditioned upon fulfillment, to Franchisor's satisfaction, of franchisee qualification criteria established by Franchisor, in its sole discretion, for such Non-Mark Business franchise.

                              4. TERM AND RENEWAL.

4.1. INITIAL TERM. The Initial Term shall commence on the Effective Date.

4.2. SUCCESSIVE TERMS - FRANCHISEE'S OPTION. Subject to the conditions of this
Section 4., so long as the Franchisee has complied with this Agreement and is in full compliance with this Agreement to Franchisor's satisfaction when the Initial Term expires, and contingent upon the Franchisee's execution of general releases, in form satisfactory to Franchisor, of all claims against Franchisor and its officers, directors, employees and agents, Franchisee shall have the option to enter into a Successive Agreement. The terms of the Successive Agreement, including, without limitation, the levels of Continuing Fees and other fees, shall be the same as the terms set forth in Franchisor's then-standard form of franchise agreement for a new franchise of the type granted hereunder, except that, under the Successive Agreement, no initial or renewal franchise fee shall be charged the Franchisee. Franchisor shall have the right to charge Franchisee for services that Franchisor renders to Franchisee or expenses that Franchisor incurs in connection with such Successive Agreement.

4.3. SUCCESSIVE TERMS - PROCEDURES. Franchisee shall notify Franchisor in writing of its desire to enter into a Successive Agreement no earlier than three hundred sixty (360) days and no later than one hundred eighty (180) days prior to the expiration of the Initial Term. Time is of the essence. Franchisee's failure to provide such written notice within the specified time limitations shall constitute Franchisee's election not to enter into a Successive Agreement. In the event any law applicable to such Successive Agreement shall require additional notice, this Agreement shall be deemed amended to conform with the minimum requirement of such law and, until such additional notice has been given, this Agreement shall remain in effect on a month-to-month basis.


                                       B6

     4.3.1. FRANCHISOR'S RESPONSIBILITIES. Upon receipt of Franchisee's notice, Franchisor shall determine whether Franchisee has complied and is in compliance with this Agreement to Franchisor's satisfaction. If so, Franchisor shall then deliver to Franchisee (i) a form Successive Agreement; (ii) general release forms; and (iii) any ancillary agreements and documents then customarily used by Franchisor in the grant of franchises of the type described in this Agreement. Each of these agreements shall be modified, as necessary, to conform to Section 4.2. hereof.

     4.3.2. FRANCHISEE'S RESPONSIBILITIES. Franchisee shall execute the agreements and releases described in Section 4.3.1. and return the executed documents to the Franchisor within thirty (30) days of Franchisee's receipt thereof. Franchisee's failure to execute and return the agreements and releases shall constitute Franchisee's election not to enter into a Successive Agreement.

4.4. NO SUCCESSIVE AGREEMENT. In the event that a Successive Agreement is not entered into and the Franchised Business is not transferred to a third party pursuant to the terms of this Agreement, Franchisee shall, for a period of time beginning at least thirty (30) days prior to and ending thirty (30) days after the expiration of this Agreement, prepare, assist and cooperate with Franchisor (in such manner determined by Franchisor) in the: (i) collection of all accounts receivable due to Franchisor; (ii) transition of all temporary employees; and
(iii) the orderly transition of clients of the Franchised Business to Franchisor, a franchisee of Franchisor, or designee of Franchisor.

                                    5. FEES.

5.1. INITIAL FRANCHISE FEE. Upon execution of this Agreement, Franchisee shall pay Franchisor the Initial Franchise Fee as set forth in Section 1, under the definition of Initial Franchise Fee.

5.2. CONTINUING FEES, UNCOLLECTIBLES, COLLECTION EXPENSES. Following the end of each Accounting Period, Franchisee's Share shall be calculated by deducting from Gross Margin the following amounts:

               (i)    the Continuing Fees;

               (ii) Franchisee's pro-rata share of all receivables declared uncollectible during the Accounting Period;

               (iii) Franchisee's pro-rata share of all legal and other out-of-pocket collection expenses incurred by Franchisor related to Franchised Business billings;

               (iv) to the extent that receivables remain uncollected beyond one hundred twenty (120) days after the invoice date, interest on Franchisee's pro-rata share of such receivables up until the time they are either collected or deemed uncollectible by Franchisor (at a monthly interest rate of the lesser of one and one-half percent (1.5%) or the maximum rate allowable by law); and

               (v) at Franchisor's discretion, any other amounts owed by Franchisee to Franchisor or any of its Affiliates.


                                       B7

     To the extent that any payments are received during the Accounting Period on account of receivables previously deemed uncollectible, Franchisee's Share shall be increased accordingly.

5.3. PAYMENT OF FRANCHISEE'S SHARE. As long as this Agreement remains in effect and Franchisee is not in default hereunder, Franchisor will pay to Franchisee Franchisee's Share within fifteen (15) days after the end of each Accounting Period.

5.4. LATE PAYMENTS. If any amount payable by Franchisee to Franchisor or any Affiliate of Franchisor under this Agreement or otherwise is not paid when due, Franchisor shall be entitled, in addition to the amount due, to payment, as liquidated damages, in an amount equal to the lesser of two percent (2%) per month of the late payment from the date due until paid or the maximum rate allowable under applicable law. This provision is neither an agreement by Franchisor to accept any late payment nor a commitment by Franchisor to extend credit or otherwise finance any aspect of the Franchised Business, and shall not be construed as such.

5.5. APPLICATION OF PAYMENTS. Franchisor shall have the right to apply any payment(s) received from Franchisee to any amount(s) owed Franchisor or Franchisor's Affiliates by Franchisee under this Agreement or otherwise regardless of Franchisee's designation as to application of such payment(s).


                                       B8

5.6. CALCULATION OF FRANCHISOR'S SHARE. Franchisor's Share shall be calculated in accordance with the following Schedule of Total Temporary Employee Hours
Billed:

                                Schedule of Total
                Temporary Employee Hours Billed Per Contract Year

                                 Less Than             Percentage
            Greater                 or                     of
             Than      and       Equal To             Gross Margin
            -------    ---     -------------          ------------

                  0            50,000 hours               40.0%
             50,000            100,000 hours              39.0%
            100,000            150,000 hours              38.0%
            150,000            200,000 hours              37.0%
            200,000            250,000 hours              36.0%
            250,000            300,000 hours              35.0%
            300,000            350,000 hours              34.0%
            350,000            400,000 hours              33.0%
            400,000            450,000 hours              32.0%
            450,000            500,000 hours              31.0%
            500,000                                       30.0%

5.7. DETERMINATION OF GROSS MARGIN. The percentage of Gross Margin to be used to calculate Franchisor's Share at the end of each Accounting Period shall be determined according to the schedule set forth in Section 5.6. by applying the sum of (1) the total number of temporary employee hours billed during that Accounting Period; plus (2) the total number of temporary employee hours billed during all previous Accounting Periods (if any) during the same Contract Year (the "Hour Calculation").

     Notwithstanding the above, the initial percentage of Gross Margin used to calculate Franchisor's Share for the first Contract Year shall be calculated under the schedule set forth above; provided however, Franchisor shall defer receipt of 20% of its Gross Margin share ("Deferred Amount") until the second Contract Year. Franchisee shall pay the Deferred Amount to Franchisor in thirty-six (36) equal monthly installments, deducted from Franchisee's Share check commencing on the first Accounting Period of the second Contract Year. The Deferred Amount shall bear an interest rate of eight percent (8%) per annum.

     Commencing the first Accounting Period of Franchisee's second Contract Year and for each subsequent Contract Year, the percentage calculated under the schedule set forth in Section 5.6 at the end of the prior Contract Year (the "Initial Percentage") shall be the percentage of Gross Margin used to begin each Contract year. Such percentage shall remain in effect during a


                                       B9

Contract Year until such time that the Hour Calculation during such Contract Year warrants a change in the percentage of Gross Margin under the schedule set forth in Section 5.6.

5.8. AGGREGATION OF HOURS OF OTHER BUSINESSES. The cumulative number of temporary employee hours billed for purposes of this Section shall be the aggregate of such hours for the Franchised Business and other Remedy Temporary Services businesses owned by Franchisee, if any, for which one of the following conditions are satisfied: (1) the protected territory of each other Remedy Temporary Services businesses is contiguous with the Territory; or (2) if Franchisee is a partnership or a corporation, all of the shareholders or partners, as applicable, of such other franchises must constitute all of the shareholders or partners of Franchisee under this Agreement.

5.9. ALLOCATION OF TEMPORARY EMPLOYEE EXPENSES. Franchisee understands and agrees that Franchisor may (but shall not be obligated to) maintain a blanket policy of workers' compensation insurance covering temporary employees furnished by the Franchised Business and temporary employees furnished by other Remedy Temporary Services businesses. Franchisor shall have the right to allocate to Franchisee a portion of the premiums for such insurance in Franchisor's sole, good faith discretion based on the workers' compensation claims experience of temporary employees furnished by the Franchised Business during the term of this Agreement in relation to workers' compensation claims experience of temporary employees furnished by other Remedy Temporary Services businesses covered by such blanket policy of insurance. Franchisor may similarly allocate state unemployment insurance premiums in its sole, good faith discretion based on unemployment claim experience of temporary employees furnished by the Franchised Business during the term of this Agreement in relation to such claims from other Remedy Temporary Services businesses in the state in which the Territory is situated.

                     6. COMMENCEMENT AS A REMEDY FRANCHISEE.

6.1. TIME LIMITATIONS. Within ninety (90) days after the Effective Date, Franchisee shall:

               (i) Furnish and equip office space and facilities for the Franchised Business which satisfy Franchisor's specifications;

               (ii) Cause staff who will perform tasks in connection with the Franchised Business to satisfactorily complete the initial training program described in Section 7. hereof;

               (iii)  Obtain all required licenses, insurance policies; and

               (iv) Take all other actions necessary to commence operating the Franchised Business.

6.2. FRANCHISOR'S APPROVAL TO COMMENCE OPERATIONS. Franchisee shall not conduct the Franchised Business or otherwise operate as a Remedy franchise until Franchisee has complied with Sections 6. and 7. of this Agreement to Franchisor's satisfaction.


                                      B10

                                  7. TRAINING.

7.1. INITIAL TRAINING. Franchisor shall furnish for the Franchisee and Manager, an initial ten (10) day training program covering topics in the management of the Franchised Business which may include, but are not limited to, the sales, service and operations of a franchised office. Additional employees of Franchisee may be provided training at no charge to Franchisee; however, such training shall be provided based upon space availability at regularly scheduled training programs. Franchisee shall be responsible for all personal and employee salaries, other compensation, expenses and other costs, including but not limited to, travel and living expenses associated with attendance or participation in the initial training program.

     7.1.1. TRAINING. The training shall include extensive classes in all aspects of the Franchised Business at the Franchisor's corporate headquarters located in Aliso Viejo, California, or such other place or additional places as may be designated by the Franchisor.

7.2. COMPLETION OF TRAINING; ADDITIONAL EVALUATION. Franchisee and Manager shall, as a condition subsequent to this Agreement, complete Franchisor's training program to Franchisor's sole subjective satisfaction, exercised in good faith. During the initial training program, Franchisor shall have the right to evaluate Franchisee's and Manager's fitness to operate the Franchised Business. The parties hereby expressly recognize and acknowledge that only the Franchisor is capable of making this judgment due to its unique experience and knowledge of the business methods involved in the operations of the Franchised Business.

7.3. FAILURE TO COMPLETE TRAINING/EVALUATION. Upon Franchisor's good faith determination that Franchisee lacks fitness to operate as a franchisee, or has failed to satisfactorily complete the training program, Franchisor shall provide written notice of such determination to Franchisee and Franchisor may, in its sole discretion elect to terminate this Agreement by repurchasing the Franchise from the Franchisee for the Initial Franchise Fee less the non-refundable training fee of Six Thousand Dollars ($6,000.00).

7.4. NATIONAL BUSINESS CONFERENCE. Franchisor, at its sole discretion, may sponsor a National Business Conference and may require the attendance of the Franchisee and/or the Manager. The National Business Conference will be designed to provide further training, provide information and facilitate discussions, on topics of interest to franchisees and will be of a one (1) to four (4) day duration. Franchisee shall be responsible for all personal and employee salaries and other compensation, and other costs and expenses, including, but not limited to, travel and living expenses, in connection with attendance at or participation in such National Business Conference.

8. EMPLOYMENT, BILLING, COLLECTION AND PAYMENT OF TEMPORARY EMPLOYEE EXPENSES.

8.1. FRANCHISOR'S OBLIGATIONS.

     8.1.1. EMPLOYMENT OF TEMPORARY EMPLOYEES. Temporary employees provided by the Franchised Business shall be employees of the Franchisor and Franchisor shall pay all Temporary Employee Expenses.


                                      B11

     8.1.2. BILLINGS AND COLLECTIONS. Franchisor shall bill customers for all regular and temporary placement services provided by the Franchised Business and shall collect all payments made by customers for all regular and temporary employee placement services provided by the Franchised Business (including liquidation fees paid for temporary employees hired on a regular basis by a customer). Franchisor shall endeavor in good faith to collect all billings made by Franchisor to customers of Franchisee and, in performing such work, shall apply substantially the same collection procedures and policies employed by Franchisor with its own customers. The payments and accounts receivable that arise from all regular and temporary employee placement services provided by the Franchised Business shall be property of Franchisor.

8.2. FRANCHISEE'S OBLIGATIONS.

     8.2.1. TEMPORARY EMPLOYEES. Franchisee shall exercise its best efforts to recruit, screen, interview, test, hire, train, indoctrinate, assign, place and dispatch temporary employees on behalf of Franchisor in strict compliance with all applicable local, state, and federal law, including, without limitation, all laws related to employment discrimination. Prior to placement of any temporary employee through the Franchised Business, Franchisee shall obtain from such temporary employee a current application for employment in a form satisfactory to Franchisor. Franchisee shall maintain the original application in its files in accordance with retention policies as may be prescribed by Franchisor from time to time and shall promptly provide Franchisor with a copy of such application on request.

     8.2.2. CREDIT POLICIES. Franchisee shall adhere to all credit policies and practices that may be recommended by Franchisor from time to time. Franchisor reserves the right to review the creditworthiness of any new client and to set credit limitations for clients. Franchisee shall not provide services to clients deemed uncreditworthy or clients whose accounts Franchisor has deemed delinquent and shall not extend credit to any client in any amount exceeding the credit limits set by Franchisor for such client. In the event that Franchisor incurs collection expenses or any other losses or deems any receivables uncollectible in connection with any client or account for which Franchisee has failed to adhere to Franchisor's credit policies and practices, Franchisor shall be entitled to deduct all such expenses, losses or uncollectibles in calculating Franchisee's Share pursuant to Section 5.2.1.

     8.2.3. WORKERS' COMPENSATION RISK POLICIES. Franchisee shall adhere to all workers' compensation risk minimization policies that may be recommended by Franchisor from time to time. Franchisee shall investigate the nature of work for which temporary employees are provided and shall refrain from providing temporary employees to any client which, in Franchisor's opinion, involves an excessive risk of workers' compensation claims.

     8.2.4. TRANSMITTAL OF PAYMENTS. Franchisee shall immediately forward to Franchisor, without any deduction of any kind, any payment received by Franchisee from customers on account of billings made by Franchisor.


                                      B12

8.3. NATURE OF COLLECTIONS RELATIONSHIP. Franchisor shall endeavor in good faith to collect all billings made by Franchisor for accounts of Franchisee, but Franchisor is not an agent, legal representative, joint venturer, partner, employee or servant of Franchisee and shall not be a fiduciary of Franchisee by reason of the billing and collection arrangements described in this Agreement. Franchisor shall not be obligated to commence any legal proceeding against any customer, and shall not be responsible to Franchisee for any uncollected receivables unless due to its gross negligence or willful malfeasance.

              9. ADDITIONAL SERVICES TO BE PROVIDED BY FRANCHISOR.

9.1. OPENING PUBLICITY. Franchisor shall provide Franchisee with information and materials with which Franchisee shall conduct a direct mail advertising campaign prior to and upon commencement of the Franchised Business.

9.2. MANAGEMENT ASSISTANCE. Franchisor shall provide the services of a Franchisor representative to assist Franchisee in managing the Franchised Business for a period of approximately five (5) days within the sixty (60) days following commencement of operations of the Franchised Business. In order to prevent dissemination of the Trade Secrets, absent written approval, Franchisee is prohibited from retaining outside operations and marketing consultants, other than legal and accounting counsel.

9.3. ADDITIONAL GUIDANCE. Franchisor, at its sole discretion, may require Franchisee to provide operating, accounting, and other reports and may conduct inspections or authorize its representatives to conduct inspections of the Franchised Business operations and records. Franchisor shall review such reports and/or inspections and, on the basis thereof, may provide guidance with respect to (a) management and operation of the Franchised Business; (b) advertising standards and operating procedures used by Remedy franchisees; (c) acquisition of supplies, insurance and other products and services; (d) administrative, bookkeeping, accounting and general operating and management procedures; (e) employee training; (f) use of the Software; and (g) such other matters as Franchisor deems necessary, appropriate or advisable. Franchisor may furnish guidance through Franchisor's confidential On-line Operating Manual, bulletins, written correspondence, meetings, or personal consultations with Franchisee. Upon Franchisee's reasonable request, Franchisor may furnish additional guidance with respect to the operation of the Franchised Business.

9.4. ACQUISITION OF GOODS AND SERVICES. Franchisor shall assist Franchisee in identifying sources of certain goods and/or services that Franchisee may use in connection with the operation of the Franchised Business.


                                      B13

9.5. ON-LINE OPERATING MANUAL.

     9.5.1. CONFIDENTIAL NATURE. Franchisor's confidential On-line Operating Manual contains Trade Secrets related to the operation of Franchisor's business, the Franchised Business, and other Remedy franchisees and Franchisee is strictly prohibited from disclosing the On-line Operating Manual or any part thereof to any person or entity other than Franchisee's employees without Franchisor's prior express written consent. Any such disclosure shall be deemed to constitute a material breach of this Agreement and shall constitute just cause for termination of this Agreement by the Franchisor pursuant to Section 23.2. of this Agreement.

     9.5.2. CONTENTS. The On-line Operating Manual contains mandatory specifications, standards and operating procedures prescribed from time to time by Franchisor for Remedy franchisees and information concerning other obligations of Franchisee and the operation of the Franchised Business. The On-line Operating Manual may also contain recommended specifications, standards and procedures.

     9.5.3. MODIFICATION BY FRANCHISOR. Franchisor shall have the right, in its sole discretion, to modify the On-line Operating Manual from time to time to reflect changes in the various attributes associated with or constituting part of the Remedy System including, without limitation, image, methods, standards, specifications and procedures.

     9.5.4. STRICT COMPLIANCE BY FRANCHISEE. Franchisee expressly agrees to conduct the Franchised Business in strict compliance with the specifications, standards and operating procedures established by Franchisor and incorporated in the On-line Operating Manual, as modified by Franchisor from time to time.

                                   10. MARKS.

10.1. OWNERSHIP. Franchisee's license to use the Marks derives only from this Agreement. This Agreement confers no goodwill or other interest in the Marks other than the non-exclusive right to use them in connection with the Franchised Business for the duration of this Agreement. Franchisee acknowledges and agrees that all goodwill resulting from Franchisee's use of the Marks shall inure exclusively to Franchisor's benefit. Franchisee shall not sub-franchise, sub-license or otherwise authorize any other person to use the Marks, except in connection with the use of training materials by clients of the Franchised Business as expressly permitted in the Operating Manual. In the event that Franchisor authorizes and licenses Franchisee to use additional proprietary trade and service marks or commercial symbols from time to time during the duration of this Agreement, all provisions of this Agreement which apply to the Marks shall apply equally to all such additional marks and symbols.

10.2. USE. Franchisee shall only use the Marks to identify the Franchised Business. Franchisee shall prominently display the Marks on stationery, invoices, packaging and supply materials and in connection with advertising and marketing of the Franchised Business pursuant to the specifications, standards and operating procedures set forth in the On-line Operating Manual.


                                      B14

     In order to protect the goodwill and reputation associated with the Marks, Franchisee further covenants and agrees as follows:

          (a) A reasonable number of samples of all uses of the Marks shall be submitted to Franchisor for its review at any time upon Franchisor's reasonable request therefor.

          (b) Franchisee's use of the Marks shall not reflect adversely upon the good name of Franchisor or upon the goodwill and reputation associated with the Marks.

          (c) Franchisee acknowledges that the goodwill of the Marks is dependent on satisfactory customer service. Therefore, Franchisee agrees to use all commercially reasonable efforts to provide customer service at all locations of the Franchised Business at a level of quality commensurate with that presently provided at other Franchisor locations.

10.3. PROHIBITED USES. Franchisee shall not use the Marks as part of any corporate or trade name or with any prefix, suffix, or modifying words, terms, designs, or symbols other than logos authorized for use by Franchisee under this Agreement. Franchisee shall not use the Marks in any modified form, in connection with performance of any unauthorized services, or in any other manner, unless expressly authorized in writing by Franchisor. Franchisee shall not use any of the Marks in signing any contract, check, purchase agreement, negotiable instrument or other legal obligation, application for any license or permit, or in any manner that may result in liability of Franchisor for any debt or obligation of Franchisee whatsoever.

10.4. NOTICES. Franchisee shall give such notices of trade and service mark registrations as Franchisor specifies. Franchisee shall obtain such fictitious or assumed name registrations as applicable law requires and shall file statements of abandonment of use of such fictitious or assumed names as applicable law requires or when it becomes appropriate to do so. Franchisee shall immediately notify Franchisor of any apparent infringement of or challenge to Franchisee's use of the Marks, or claim by any person of any rights in the Marks, and Franchisee shall not communicate with any person other than Franchisor and Franchisor's counsel in connection with any such infringement, challenge, or claim.

10.5. CONTROL OF PROCEEDINGS. Whereas the license to the Marks granted under this Agreement is non-exclusive, Franchisor retains sole discretion to take or refrain from taking any action in connection with any possible or actual infringement, challenge or claim described in this Section 10. Franchisor retains the exclusive right to control any litigation, Patent and Trademark Office or other proceeding that in any way relates to any of the Marks.

10.6. DISCONTINUANCE OF USE. In the event that Franchisor determines that Franchisor and/or Franchisee should modify or discontinue use of any or all of the Marks, and/or use one or more additional or substitute trade or service marks, Franchisee shall comply with Franchisor's directions to modify or otherwise discontinue use of such Marks within such reasonable time and pursuant to such directions that Franchisor specifies to Franchisee in writing. Franchisor shall have no obligation to compensate Franchisee for any costs that Franchisee incurs in connection with any such modification or discontinuance.


                                      B15

10.7. INDEMNIFICATION. So long as Franchisee's use of the Marks complies with the terms of this Agreement, including, without limitation, this Section 10. and the On-line Operating Manual, Franchisor shall indemnify Franchisee against and reimburse Franchisee for all damages for which Franchisee is held liable in any proceeding arising from Franchisee's use of the Marks and for all costs that Franchisee reasonably incurs in defense of any such claim against Franchisee or in any such proceeding in which Franchisee is named as a party, provided Franchisor receives timely written notice of any such claim from Franchisee, has the right to fully control the defense of any such claim and receives Franchisee's full cooperation in such defense.

                                 11. RELATIONS.

11.1. NATURE OF RELATIONSHIP. Franchisor and Franchisee are independent businesses and/or businesspersons, have dealt at arm's length in entering into this Agreement, and will continue to deal at arms length as independent contractors for the duration of this Agreement. Franchisor and Franchisee shall have no agency, joint venture, employer-employee, partnership, fiduciary, or other special relationship.

11.2. IDENTIFICATION. In all transactions with clients, patrons, suppliers, public officials and Franchisee's employees and colleagues, Franchisee shall conspicuously identify itself as the operator of the Franchised Business under a franchise from Franchisor. Franchisee shall place such other notices of independent ownership on forms, business cards, stationery, advertising and other materials as Franchisor may from time to time require.

11.3. OBLIGATIONS. Except as this Agreement expressly authorizes, neither Franchisee nor Franchisor shall make any express or implied agreement, warranty, guaranty or representation or incur any debt, in the name of or on behalf of the other. Neither Franchisee nor Franchisor shall represent that their relationship is other than that of independent contractors or Franchisor and Franchisee. Neither Franchisee nor Franchisor shall have any obligation or liability under any agreement, representation, or warranty made by the other that is not expressly authorized by this Agreement. Franchisor shall have no obligation for any damages to any person or party that arises directly or indirectly from the Franchised Business whether caused by Franchisee's negligent or willful action or failure to act. Franchisor shall have no liability for any sales, use, occupation, excise, gross receipts, income, property, license, or other fees or taxes, whether levied upon Franchisee, the Franchised Business, or Franchisee's property, or upon Franchisor, in connection with services rendered or activities or business conducted by Franchisee or payments to Franchisor pursuant to this Agreement.


                                      B16

                              12. INDEMNIFICATION.

     Franchisee shall indemnify and hold Franchisor, and Franchisor's shareholders, directors, officers, employees, agents, attorneys, successors in interest and assignees harmless against and promptly reimburse them for, any and all loss, damages, liability and attorneys' fees and other costs and expenses incurred by any of them as a result of any violation of this Agreement by, or any act of omission or commission on the part of Franchisee, or any of its agents, servants or employees, and from all claims demands losses, costs, damages (including consequential and punitive damages), suits, judgments, penalties, expenses and liabilities of any kind or nature whatsoever arising directly or indirectly out of or in connection with the Franchised Business as a result of any such violation or act of omission or commission by franchisee, or any of its agents, servants, or employees. Franchisor shall have the right to defend any such claim against Franchisor at Franchisee's expense. This indemnity shall continue in full force and effect after and regardless of this Agreement's expiration or termination.

                               13. TRADE SECRETS.

     Franchisee agrees that all Trade Secrets are and will remain the confidential and trade secret property of Franchisor. Upon expiration or termination of this Agreement for any reason, and as a condition precedent to receiving payment of any sums due from Franchisor upon such expiration or termination, Franchisee shall immediately return to Franchisor all material containing Trade Secrets.

13.1. LIMITS ON USE. Franchisee acknowledges and agrees that ownership of all right, title and interest in the Trade Secrets are and shall remain vested solely in Franchisor and Franchisee disclaims any right or interest therein or the goodwill derived therefrom. Franchisee shall acquire no interest in the Trade Secrets other than the right to use them in developing and conducting the Franchised Business during this Agreement's term. Franchisee shall not challenge or contest the right, title or interest of Franchisor in and to the Trade Secrets. Franchisee's duplication or use of the Trade Secrets in any other endeavor or business shall constitute an unfair method of competition. Franchisee shall:

               (i) not use the Trade Secrets in any business or other endeavor other than in connection with the Franchised Business;

               (ii) maintain absolute confidentiality of the Trade Secrets during and after this Agreement's term;

               (iii) make no unauthorized copy of any portion of the Trade Secrets, including, without limitation, the On-line Operating Manual, bulletins, supplements, confidential correspondence, or other confidential communications, whether written or oral; and

               (iv) implement, maintain, and diligently utilize all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use and disclosure of the Trade Secrets, including, without limitation, restrictions on disclosure to employees and use of non-disclosure and non-competition provisions as Franchisor prescribes in employment agreements with employees who may have access to the Trade Secrets. Promptly upon Franchisor's request, Franchisee shall deliver executed copies of such agreements to Franchisor.


                                      B17

13.2. NONCOMPETITION.

     13.2.1. FRANCHISEE'S COVENANT NOT TO COMPETE DURING TERM OF AGREEMENT. Franchisee recognizes that Franchisor's Trade Secrets are the underpinning of Franchisor's business, and protection of the Trade Secrets is a matter of critical importance to Franchisor, and Franchisee acknowledges Franchisor's need to protect the Trade Secrets against unauthorized use or disclosure as well as Franchisor's simultaneous need to encourage free exchange of ideas and information among Remedy franchisees. Franchisee agrees that neither Franchisee, nor, as applicable, any shareholder who owns more than three percent (3%) of the outstanding capital stock of Franchisee, nor any general partner, director, officer, manager nor other key employee of Franchisee, nor the spouse or immediate family member of any such person shall directly or indirectly conduct or hold an ownership interest, directly or indirectly, in any temporary employment service, regular employment service, or other similar competing business or program, or any entity that grants franchises or licenses to others to conduct or operate similar or competing systems or businesses during the term of this Agreement. Accordingly, Franchisee shall have all applicable persons execute the Nondisclosure and Non-Competition Agreement attached hereto as Exhibit E. Franchisee's promise to deal exclusively with Franchisor is a significant element of the consideration for which Franchisor grants the rights in this Agreement and Franchisor has entered into this Agreement in reliance upon such promise.

     13.2.2. SOLICITATION OF CUSTOMERS. Franchisee shall not, without the prior written consent of Franchisor, within the Territory, either directly or indirectly, on its own behalf or in the service or on behalf of others, solicit, divert or appropriate to any competing business, any person or entity which is, or was at any time a customer of the Franchised Business.

     13.2.3. SOLICITATION OF EMPLOYEES. Franchisee shall not, either directly or indirectly, on its own behalf or on the behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any competing business, any person employed by Franchisor, whether or not such employee is a full-time or temporary employee of Franchisor, whether or not such employment was pursuant to a written agreement and whether or not such employment was for a determined period or was at will; nor will Franchisee solicit, divert or hire away or attempt to solicit, divert or hire away to the Franchised Business or any competing business any such employee of any licensee or franchisee of Franchisor, without the prior written consent of such licensee or franchisee of Franchisor.


                                      B18

     13.2.4. EMPLOYEES' COVENANTS NOT TO COMPETE. Franchisee shall obtain from each of its employees within five (5) days after the date of this Agreement, or the date of employment of each employee, whichever is later, covenants and agreements not to compete, in form and substance satisfactory to Franchisor. Such covenants and agreements shall be for the benefit of and enforceable by Franchisor against the employee. In the event that Franchisee becomes aware of any actual or threatened violation of any such covenants and agreements by any of its employees, Franchisee shall promptly and fully advise Franchisor in writing of all related facts known to Franchisee. Franchisee may take action to prevent or stop any such violation as it deems appropriate, at its own expense, except that, it may not waive its rights or give any release without the express written consent of Franchisor. Franchisor may request that Franchisee take action or may take action itself to prevent or stop any such violation. Franchisee will cooperate with Franchisor in all ways reasonably requested by Franchisor to prevent or stop any such violation, including, without limitation, instituting or permitting to be instituted in the name of Franchisee any demand, suit or action which Franchisor determines to be necessary or appropriate. If Franchisor makes any such demand, the suit or action will be maintained and prosecuted at the expense of Franchisor unless otherwise agreed.

     13.2.5. FRANCHISEE'S COVENANT NOT TO COMPETE FOLLOWING TERMINATION. Upon expiration or termination of this Agreement for any reason, Franchisee and, as applicable, its partners and its shareholders shall not, for a period of two (2) years thereafter, have any interest as an owner, manager, employee, operator or consultant or in any other capacity in any business, venture, program or enterprise the primary function of which is to provide temporary or permanent employee placement within the Territory or within fifty (50) miles of the Territory.

     13.2.6. EXCEPTIONS.

          13.2.6.1. PRIOR AUTHORIZATION UNDER SEPARATE AGREEMENT. The foregoing restrictions shall not prohibit Franchisor from entering into a separate written agreement prior to entering into this Agreement whereby Franchisee may be permitted to continue to own and operate such business during the term of this Agreement or following the expiration or termination of this Agreement; provided, however, that Franchisee shall in no event provide permanent placement services for any temporary services employee of the Franchisor through any permanent employment placement service so authorized.

          13.2.6.2. PUBLICLY-TRADED STOCK. The restrictions in this Section
     13.2. shall not apply to ownership of securities traded on a nationally recognized stock exchange that constitute less than three percent (3%) of the shares of the class of securities issued and outstanding, or to the conduct of other franchised businesses pursuant to franchise agreements with Franchisor.


                                      B19

                      14. MINIMUM PERFORMANCE STANDARDS AND
                          OFFICE DEVELOPMENT REQUIREMENTS.

14.1. MINIMUM GROSS BILLINGS. During each year during the term of this Agreement, Franchisee's average Gross Billable Hours shall be not less than the Minimum Performance Standards.

14.2. REMEDIES FOR FAILURE TO SATISFY MINIMUM PERFORMANCE STANDARDS. Franchisor shall determine Franchisee's compliance with the Minimum Performance Standards within sixty (60) days after each anniversary date of this Agreement. If Franchisee at any time fails to satisfy the Minimum Performance Standards, Franchisor shall have the option, exercisable at any time within ten (10) months after the end of any year in which the Minimum Performance Standards are not satisfied, to either (a) purchase the Franchised Business by paying to Franchisee an amount calculated in accordance with the Repurchase Formula; or
(b) itself operate a Remedy Temporary Services business within the Territory; or
(c) grant a franchise to others to do so (in which event Franchisee shall have no right of first refusal with respect thereto). Franchisor shall exercise its option by providing written notice to Franchisee of its election to do so.

If Franchisor elects to purchase the Franchised Business, upon such purchase, this Agreement shall be terminated as if terminated by Franchisor pursuant to the provisions of Section 23. hereof. Franchisor's payment of the Repurchase Formula amount shall be made in two (2) equal monthly installments of principal, without interest, beginning ninety (90) days following the effective date of such termination.

14.3 OFFICE DEVELOPMENT REQUIREMENTS. Franchisee shall open the number of office Locations within the geographical areas specified and by the designated time as set forth on the office development requirements attached hereto as Exhibit D. In addition to the other rights and remedies of Franchisor to address Franchisee's breach or default under this Agreement, in the event that Franchisee fails to open an office within the geographical territory by the designated time pursuant to Exhibit D, Franchisor shall have the right to unilaterally modify the Franchise Agreement to eliminate such geographical area from the Territory and shall be free to operate or license/franchise to a third party the right to operate a Remedy franchised business within such area.

                       15. IMAGE AND OPERATING STANDARDS.

15.1. SERVICES. Franchisee shall offer all services designated by Franchisor. Franchisee shall not, without Franchisor's written approval, offer any services or products in connection with the Franchised Business that are not authorized by Franchisor.

15.2. SPECIFICATIONS, STANDARDS AND PROCEDURES. Franchisee acknowledges that every detail of the Franchised Business's operation, appearance, supplies used, and services offered is critically important to Franchisor, other Remedy franchisees, and to Franchisee's clients and customers. Absent written consent, Franchisee shall devote full time to development of the Franchised Business in accordance with Franchisor's standards. Franchisee


                                      B20
shall comply with all mandatory specifications, standards and operating procedures, regardless of whether these appear in the On-line Operating Manual, or are communicated to Franchisee in writing or by other means, relating, without limitation, to:

               (i)    conduct of Franchisee's employees;

               (ii) appearance and decor and standards of services and conduct of the Franchised Business;

               (iii)  signage and advertising;

               (iv)   equipment;

               (v)    supplies and suppliers;

               (vi)   computer hardware and software systems; and

               (vii) days and hours during which the Franchised Business will operate, receive personnel and telephone calls, and be open to provide service to clients.

15.3. COMPLIANCE WITH LAWS. Franchisee shall conduct the Franchised Business in compliance with all applicable laws, ordinances and regulations, including, without limitation, all laws and regulations relating to insurance, unemployment insurance and withholding and payment of federal, state and local income taxes. Franchisee shall obtain and maintain in Franchisee's name all required licenses, permits and certificates relating to the conduct of the Franchised Business. Upon Franchisor's request, Franchisee shall immediately transmit copies of each such license, permit and certificate to Franchisor.

15.4. REPORTS. Within five (5) days after receiving any report or notice from any government agency or department, or from any licensing organization, Franchisee shall deliver to Franchisor a complete copy of such report or notice.

15.5. ACTIONS. Franchisee shall notify Franchisor in writing, as soon as possible, but not later than five (5) days after commencement of any action, suit or proceeding against the Franchisee or the Franchised Business, or after issuance of any order, writ, injunction, award or decree of any court or government agency concerning the Franchisee or the Franchised Business.

15.6. BUSINESS RELATIONS - PROFESSIONAL CONDUCT. In all dealings with clients and customers, suppliers, Franchisor, Franchisee's own employees and all others, Franchisee shall adhere to the highest standards of ethical and professional conduct, honesty, integrity, good faith and fair dealing. Franchisee shall use its best efforts to develop, maintain and promote the Franchised Business and its public image. Franchisee shall refrain from any business practice that Franchisor determines may injure Franchisor's business, other franchisees of Franchisor or the goodwill associated with the Marks.

15.7. HIRING, TRAINING AND CONDUCT OF EMPLOYEES. Franchisee shall have exclusive responsibility for all obligations that arise from employment and compensation of Franchisee's employees and, except as set forth in Section 7., for the proper training of employees in the operation of the Franchised Business. Franchisee shall require all employees to conduct themselves at all times in a professional and courteous manner.


                                      B21

                                 16. INSURANCE.

16.1. POLICIES. During this Agreement's term, Franchisee shall, at its sole cost and expense, maintain insurance policies issued by carriers with an A.M. Best rating of "A: Class X," or better, and in forms satisfactory to Franchisor, covering the risks enumerated and in at least the amounts of coverage specified in the On-line Operating Manual. Franchisor, in its sole discretion, may from time to time increase or decrease the amounts of coverage required under such insurance policies. Franchisor may from time to time require different or additional kinds of insurance, such as excess liability insurance, to reflect inflation, identification of new risks, changes in law or standards of liability, higher damage awards or other changes in relevant circumstances.

16.2. PROOF OF COVERAGE. Franchisee shall provide evidence satisfactory to Franchisor that such insurance policies are in force at least ten (10) days before commencing the Franchised Business. Furthermore, Franchisee shall provide Franchisor with copies of all required insurance policies and related documents within ten (10) days following any request by Franchisor for such disclosure. Franchisee shall provide Franchisor with satisfactory evidence of renewal of required insurance policies fifteen (15) days prior to the expiration of any such policies. Satisfactory evidence shall consist, at a minimum, of binders of coverage or certificates of insurance including copies of required endorsements issued by the insurance carrier or an authorized representative thereof.

16.3. ENDORSEMENTS.

      16.3.1. ADDITIONAL INSURED. The Comprehensive General Liability, Automobile Liability and Errors and Omissions (Professional Liability) Insurance policies required under this Agreement shall be endorsed to show Franchisor, its officers, directors, agents and employees, as additional insureds thereunder with respect to Franchise operations performed by or on behalf of the named insured. These endorsements shall provide that insurance for the additional insureds shall be primary and not contributing with any other insurance maintained by the additional insureds.

      16.3.2. CROSS-LIABILITY. The Comprehensive General Liability, Comprehensive Automobile Liability and Errors and Omissions (Professional Liability) policies required under this Agreement shall be endorsed to show that each such policy applies separately to each insured against which claim is made or suit is brought, except with respect to the limits of the insurance company's liability.

      16.3.3. WAIVER OF SUBROGATION. Franchisee's Workers' Compensation and Errors and Omissions (Professional Liability) policies shall be endorsed to show that the respective insurers agree to waive all rights of subrogation against the Franchisor, its officers, directors, agents and employees.


                                      B22

16.4. LOSS OF COVERAGE. The required insurance policies shall include a provision requiring insuring companies to provide not less than thirty (30) days written notice to Franchisor of any intent to cancel, not to renew, or to materially alter or reduce the required insurance. Franchisee shall not alter, reduce, cancel, or fail to renew or replace the required insurance without prior written consent of Franchisor, which shall be at Franchisor's sole discretion but not unreasonably withheld and which, if given, shall not waive any other rights of Franchisor.

16.5. FAILURE TO MAINTAIN. If Franchisee fails for any reason to maintain all required insurance policies, or to furnish evidence satisfactory to Franchisor that such insurance policies are in force, Franchisor shall have the option, but not the obligation, in addition to Franchisor's other rights and remedies, to obtain insurance on Franchisee's behalf. In such circumstances Franchisee shall cooperate with Franchisor in Franchisor's efforts to obtain and maintain such insurance; promptly execute all forms or instruments; allow any inspections of the Franchised Business appropriate or necessary to obtain such insurance; and pay Franchisor on demand all costs and premiums incurred by Franchisor.

16.6. INSURANCE PROGRAMS. Franchisor may, but is not required to, establish programs for its franchisees, including Franchisee, for any of the required insurance coverage. Franchisee shall enroll and maintain its participation in any such programs, if requested to do so by Franchisor.

16.7. OBLIGATION UNCONDITIONAL. Separate insurance that Franchisor from time to time maintains shall not effect Franchisee's obligation to maintain insurance as described in this Section 16. Franchisor shall have no liability for the sufficiency of insurance that Franchisor requires Franchisee to maintain, that Franchisor maintains on Franchisor's behalf, or that Franchisor obtains for Franchisee pursuant to this Section 16.

                          17. COOPERATIVE ADVERTISING.

     At such times as Franchisor deems appropriate, Franchisor may, but shall not be obligated to, delineate or modify the boundaries of a marketing region that encompasses the Territory for purposes of administering a cooperative advertising program among Remedy franchisees in that region. If Franchisor establishes any such region, Franchisee shall participate in cooperative advertising in the same manner and to the same extent as a majority of Remedy offices in the region elect. The size and composition of such region and any other marketing regions delineated by Franchisor shall be binding upon Franchisee. Each Remedy franchisee in such region shall have the right to cast one vote for each Franchised Business operated by such franchisee in such region and the Franchisor shall, similarly, have the right to cast one vote for each Remedy office operated by Franchisor in such region, in all questions considered by the members of such region.


                                      B23

                      18. LOCAL ADVERTISING BY FRANCHISEE.

18.1. REQUIRED ADVERTISING. Franchisee shall provide and maintain suitable signs approved by Franchisor identifying the Franchised Business as a Remedy franchise, and advertise Franchisee's offices and services in conformity with the On-line Operating Manual. Franchisee shall secure at least one "Yellow Page" advertisement in the primary telephone directory for the Territory, using ad copy approved by Franchisor. Franchisee shall maintain a computerized mailing list of the Franchised Business' clients for direct mailing purposes and shall promptly provide a copy of such list to Franchisor upon request.

18.2. CONDUCT. Franchisee shall advertise the services offered by the Franchised Business factually, ethically and in good taste in Franchisor's judgment. Advertising by Franchisee shall be subject to Franchisor's approval as provided in Section 18.3. Franchisee shall refrain from any advertising technique or program that Franchisor determines may injure Franchisor's business, other franchisees of Franchisor or the goodwill associated with the Marks.

18.3. APPROVALS. Franchisee shall submit to Franchisor, before use, samples of all local advertising materials, and descriptions of all local advertising programs, not prepared or previously approved by Franchisor, for Franchisor's approval. Franchisee shall not use any advertising material or program that Franchisor disapproves. Franchisor's failure to provide Franchisee written notice of Franchisor's decision concerning any such submission within ten working (10) days after Franchisor receives the submission shall constitute Franchisor's approval.

                 19. ACCOUNTING, REPORTS, FINANCIAL STATEMENTS.

19.1. MAINTENANCE. Franchisee shall, at Franchisee's expense, maintain true business records and books of account at the Location according to generally accepted accounting principles and other methods and procedures prescribed by Franchisor. All such records shall be open to inspection and copying by Franchisor and/or Franchisor's authorized representatives at the Location during regular business hours or at other reasonable times requested by Franchisor. Franchisee shall cooperate in Franchisor's inspection and copying. Franchisee shall keep and preserve, for at least six (6) years from the dates of their preparation, business tax returns, reports, and complete and accurate financial records for the Franchisee's Franchised Business.

19.2. REPORTS. Franchisee shall furnish Franchisor the following items, signed and verified by Franchisee, in the form and manner that Franchisor prescribes from time to time:

               (i) within thirty (30) days after the end of each calendar quarter, a profit and loss statement for the preceding calendar quarter and a year-to-date profit and loss statement for the Franchised Business;

               (ii) within ninety (90) days after the end of Franchisee's fiscal year, a balance sheet and an annual profit and loss statement reflecting all year-end adjustments for the Franchised Business prepared and certified by an independent certified public accountant;


                                      B24

               (iii) upon request, any requested Social Security reports, Immigration and Naturalization Service reports or forms, state and federal unemployment reports, federal income tax returns, state, county or city income, franchise, or other tax returns, and other federal, state or other governmentally mandated reports; and

               (iv) such other reports as required under the On-Line Operating Manual from time-to-time.

                  20. PERIODIC REVIEWS, INSPECTIONS AND AUDITS.

20.1. PERIODIC REVIEWS. From time to time, at times that Franchisor designates, Franchisee and Manager shall meet with Franchisor's representatives to discuss and review the Franchised Business' operations, status and financial performance.

20.2. INSPECTIONS. To determine whether Franchisee and the Franchised Business are complying with this Agreement and with specifications, standards and operating procedures prescribed by Franchisor for operation of the Franchised Business, Franchisor or Franchisor's designated agents shall have the right at any reasonable time and without prior notice to Franchisee to:

               (i)    interview Franchisee and employees of the Franchised
                      Business;

               (ii) interview the Franchised Business' clients and customers, Franchisee's suppliers and any other person with whom Franchisee does business;

               (iii) confer with members and staff of government agencies with authority over Franchisee about matters relevant to the Franchised Business; and

               (iv) require Franchisee to participate and/or request Franchisee's clients and customers, Franchisee's suppliers and any others to participate in any marketing surveys performed by or on behalf of Franchisor.

20.3. AUDITS.

               (i) Franchisor shall have the right, during regular business hours of Franchisee and without prior notice to Franchisee, to inspect, copy and/or audit or cause to be inspected, copied and/or audited the business, bookkeeping, accounting, sales tax, income tax, files, and other records of the Franchised Business, and the books and records of any individual, partnership or corporation that owns the Franchised Business. Franchisee shall fully cooperate with Franchisor's representatives or independent certified public accountants in any such inspection or audit.

               (ii) If Franchisee's failure to maintain or furnish reports, supporting records or other information required by this Agreement or the On-line Operating Manual makes necessary any such inspection or audit, Franchisee shall reimburse Franchisor for the costs of such audit or inspection. Such reimbursement shall include, without limitation, charges of any independent accountants and travel expenses, room and board and compensation of Franchisor's employees and other agents or representatives who participate in such inspection or audit.

               (iii) The remedies in this Section 20. shall be additional to and not in lieu of Franchisor's other remedies and rights under this Agreement or applicable law.


                                      B25

               21. COMPUTERIZED MANAGEMENT AND OPERATIONAL SYSTEM.

21.1. SOFTWARE LICENSE. Franchisee shall license from Franchisor the right to use certain computer software designated by Franchisor (the "Software") to be used in connection with the administration, management and operation of the Franchised Business. Franchisor shall license the Software to Franchisee on the terms and conditions pursuant to the Software License Agreement, attached hereto as Exhibit F (the "Software License Agreement"). Franchisee shall utilize the Software in the operation of the Franchised Business as set forth in the On-Line Operating Manual, which may be updated by Franchisor, at its sole discretion. Franchisee and Franchisor shall duly perform all of their respective obligations under the Software License Agreement and a default thereunder shall constitute a default under this Agreement. The term of the Software License Agreement shall be the same as the term of this Agreement. In the event of an assignment of this Agreement pursuant to Section 22. below, the Software License Agreement shall be assigned to the assignee of this Agreement.

21.2. SOFTWARE UPDATE AND SUPPORT. Franchisee shall pay Franchisor an annual software fee, as set forth in the Software License Agreement attached hereto as Exhibit F and incorporated herein by reference, for published updates of the Software and for technical assistance, support for installation and program support of the Software as updated from time to time.

21.3. HARDWARE. At Franchisee's expense, prior to commencement of operations of the Franchised Business, Franchisee shall purchase through Franchisor the computer hardware and related equipment required for the operation and use of the Software and install such hardware and equipment at the premises of the Franchised Business. Any and all such hardware and related equipment must fully comply with Franchisor's specifications as set forth in the On-Line Operating Manual.

21.4. HARDWARE MAINTENANCE. At Franchisee's expense, Franchisee shall procure and maintain in force during the entire term of this Agreement a maintenance agreement with a vendor designated by Franchisor to maintain the computer hardware described in this Section 21., the On-Line Operating Manual and the Software License Agreement.

21.5. INFORMATION RETRIEVAL. During the term of this Agreement, Franchisee shall afford Franchisor access via telephone modem to Franchisee's computer system to enable Franchisor to periodically upload and download data to facilitate Franchisor's performance of automated payroll and related services hereunder.


                                      B26

                                  22. TRANSFER.

22.1. BY FRANCHISOR. This Agreement shall be fully transferable by Franchisor.

22.2. BY FRANCHISEE. Franchisee understands and acknowledges that the rights and duties created by this Agreement are personal to Franchisee or its owners and that Franchisor has entered into this Agreement in reliance upon the individual or collective character, skill, aptitude, attitude, business ability and financial capacity of Franchisee or its owners. Therefore, except as hereinafter provided, neither Franchisee's interest in this Agreement nor any of its rights or privileges herein or obligations hereunder shall be sold, assigned, transferred, sublicensed, shared or divided or otherwise transferred by Franchisee, in whole or in part, voluntarily or involuntarily, by operation of law or otherwise in any manner, except upon prior written approval of Franchisor, and in accordance with the provisions of this Section 22. Any assignment or transfer without such approval shall constitute a breach of this Agreement and shall convey no rights or interest in the Franchised Business to such purported assignees or transferees. The only permissible methods of sale, transfer or assignment of the Franchised Business are those set forth in this
Section 22.

22.3. CHANGE OF BUSINESS FORM. Whether or not an assignment or transfer of the Franchised Business is involved, Franchisee, whether an individual or otherwise, shall not change its business form, whether to obtain the services of a partner, to merge, consolidate, reorganize, or to accomplish any other change, without the prior written approval of Franchisor.

22.4. DEEMED ASSIGNMENT. If Franchisee is at any time a corporation, then one or more transactions involving (i) issuance of any securities by Franchisee, or
(ii) the transfer of stock or voting power of Franchisee, or (iii) any merger or consolidation involving Franchisee, the effect of which shall result in Franchisee's shareholders owning or controlling less than fifty-one percent (51%) of the aggregate voting securities of Franchisee or otherwise losing the right to control the affairs of Franchisee, shall be deemed to be an assignment of this Agreement within the meaning of this Section 22.

     If Franchisee is at any time a partnership, then the death, voluntary or involuntary or other withdrawal of any general partner, admission of any additional general partner, or transfer of any general partner's interest in the property, management or profits and/or losses of the partnership shall be deemed to be an assignment within the meaning of this Section 22.

22.5. FRANCHISOR'S RIGHT OF FIRST REFUSAL. If Franchisee desires to sell or otherwise transfer the Franchised Business and assign this Agreement, Franchisee shall deliver to Franchisor written notice setting forth all the terms of the proposed transfer and assignment and all information that Franchisor requests concerning the proposed assignee. Franchisor shall have the option, during the fifteen (15) days after receipt of the notice, to purchase the Franchised Business and accept assignment of this Agreement on the terms contained in the notice, provided that Franchisor shall have the right to substitute the cash equivalent of any noncash consideration described in such notice. If Franchisor exercises this option, the purchase of the Franchised Business by Franchisor must be completed no later than thirty (30) days after Franchisor's notice to Franchisee of its purchase election.


                                      B27

     If Franchisor does not exercise this option during such fifteen (15) day period then Franchisee may, during the following one hundred twenty (120) days, transfer the Franchised Business and assign this Agreement to the proposed assignee on the terms in the notice, provided that the assignment shall be made, without limitation, in compliance with this Section 22. Any proposed transfer not completed within such one hundred twenty (120) day period or any material change in the terms of the proposed transaction prior to closing shall constitute a new offer to which Franchisor shall have the right of first refusal and shall require compliance with this Section 22.5.

22.6. FURTHER CONDITIONS. If Franchisor elects not to exercise its right of first refusal, Franchisor's approval of a proposed transfer shall not be unreasonably withheld. However, without limitation of the foregoing, imposition of any or all of the following conditions precedent to Franchisor's approval shall be deemed to be reasonable:

      22.6.1. Transfer to Franchisee's Corporation. If Franchisee is an individual or partnership and desires to assign and transfer his rights to a newly organized corporation solely for the convenience of ownership:

               (i) Such corporation's charter shall provide that its activities are confined exclusively to operating the Franchised Business as set forth in this Agreement;

               (ii) Franchisee shall be, and shall remain, the owner of the majority stock interest in the transferee corporation;

               (iii) The individual Franchisee (or if the Franchisee is a partnership, one of the general partners) shall be, and shall remain, the principal executive officer of the corporation;

               (iv) The transferee corporation shall enter into a written assignment with Franchisee and Franchisor, in form satisfactory to Franchisor, assuming all of the Franchisee's obligations under this Agreement;

               (v) Each stock certificate of the transferee corporation shall have conspicuously endorsed upon it a statement that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon assignments and transfers by this Agreement;

               (vi) No new shares of common or preferred voting stock in the transferee corporation shall be issued to any person, partnership, trust, foundation, or corporation without obtaining Franchisor's prior written consent; and

               (vii) All accrued money obligations of Franchisee to Franchisor, its Affiliates or assignees, shall be satisfied prior to assignment or transfer.

      22.6.2. Other Transfers. If the transfer, other than such transfer authorized under Section 22.6.1. of this Agreement, as consummated alone or together with other related previous, simultaneous , or proposed transfers, would have the effect of transferring control of the Franchised Business to someone other than an original signatory of this Agreement:


                                      B28

               (i) The proposed assignee(s) or, if the proposed assignee is a corporation, its principal officers, shareholders, or directors, shall be of good moral character and demonstrate skills, qualifications and economic resources necessary in Franchisor's reasonable judgment, to operate the franchise that this Agreement contemplates and, in any event, at least equal to the Franchisee's skills, qualifications and economic resources;

               (ii) The proposed assignee(s) shall expressly assume in writing, for Franchisor's benefit, all Franchisee's obligations under this Agreement;

               (iii) The proposed assignee(s) shall have completed the training program and additional evaluation to Franchisor's sole subjective satisfaction, as described in Section 7.;

               (iv) As of the date of any such transfer, Franchisee shall have fully satisfied all Franchisee's obligations, including accrued money obligations, to Franchisor and Franchisor's Affiliates and assignees under this Agreement and any other agreement, arrangement or understanding;

               (v) Franchisor shall require the proposed assignee(s), including all shareholders and partners of the proposed assignees(s), to jointly and severally execute Franchisor's standard form Franchise Agreement then being offered to prospective franchisees of Franchisor, except that, other than any fees designated in such Franchise Agreement as non-refundable training fees, no initial franchisee fee shall be required from the proposed assignee and the term of the Agreement shall be modified to equal the remaining term under this Agreement;

               (vi) Franchisee shall pay Franchisor a transfer fee of Five Thousand Dollars ($5,000.00), which is deemed to be reasonably required to cover Franchisor's expenses (other than training expenses) relating to such transfer; and

               (vii) Franchisee shall have executed a written release in a form approved by Franchisor, releasing Franchisor from all liabilities.

     22.6.3. Covenants Not to Compete Unaffected. No sale, assignment, transfer, conveyance, encumbrance or gift of any interest in this Agreement, or in the Franchised Business, shall relieve Franchisee, and as applicable, its shareholders or partners participating in any transfer, of the obligations of the covenants not to compete contained in Section 13.2. of this Agreement.


                                      B29

22.7. ASSIGNMENT IN CASE OF DEATH OR INCAPACITY. If, as applicable, Franchisee, or Franchisee's majority stockholder, or general partner dies or becomes permanently disabled for any mental or physical condition (as evidenced by an inability to perform usual duties for a period of four (4) consecutive months), the surviving spouse, heirs, beneficiaries, devisees, or legal representative of said individual, partner or shareholder shall have the opportunity to participate in partnership of the Franchised Business during the one hundred eighty (180) days following such death or incapacity, provided that during that time such participant shall maintain all standards and obligations required under this Agreement. During such one hundred eighty (180) day period, such participant shall either satisfy all the then-current qualifications for a purchaser of a Remedy franchise in accordance with the requirements of this
Section 22. or sell, transfer, or assign such participant's ownership interest in Franchisee, or, if applicable, this Agreement and the Franchised Business to a person who satisfies the Franchisor's then-current standards for new Remedy franchisees.

     22.7.1. Assignment to Original Signatory. If, as a result of the death or incapacity of a shareholder or partner of the Franchisee, all of the deceased or disabled party's interest in this Agreement or the Franchised Business is transferred to an original signatory to this Agreement, then, upon written notice to Franchisor, Franchisor shall consent to the continued operation of the Franchised Business pursuant to the terms of this Agreement.

                                23. TERMINATION.

23.1. TERMINATION WITH OPPORTUNITY TO CURE. Except as provided in Section 23.2., when Franchisee receives written notice from Franchisor that Franchisee has failed to comply with the terms of this Agreement, Franchisee shall have thirty
(30) days to cure the breach(es) and to prove such cure to Franchisor. If any breach of this Agreement is not cured within thirty (30) days of Franchisee's receipt of notice of such breach, Franchisor may terminate this Agreement upon written notice to Franchisee of such termination, effective on the expiration of the cure period.

23.2. TERMINATION WITH NO OPPORTUNITY TO CURE. If any of the following events of default occur, Franchisor may terminate this Agreement immediately upon delivery to Franchisee of notice of termination. Franchisor shall have no obligation to allow Franchisee any opportunity to cure any such event of default.

               (i) Franchisee is declared bankrupt or judicially determined to be insolvent, or all or a substantial part of the assets of Franchisee or the Franchised Business are assigned to or for the benefit of any creditor, or Franchisee admits his inability to pay Franchisee's debts as they come due;

               (ii) Franchisee abandons the Franchised Business by failing to operate for five (5) consecutive days during which Franchisee is required to operate the Franchised Business under this Agreement's terms, or any shorter period after which it is not unreasonable under the facts and circumstances for Franchisor to conclude that Franchisee does not intend to continue to operate the Franchised Business;


                                      B30

               (iii) Franchisee has made any material misrepresentation relating to acquisition of the Franchised Business;

               (iv) Franchisee engages in conduct that, in Franchisor's sole discretion, materially and unfavorably reflects upon the operation and reputation of the Franchised Business or the Remedy System;

               (v) Franchisee fails for a period of ten (10) days or such longer period as applicable laws may require, after notification of noncompliance, to comply with any federal, state or local law or regulation applicable to operation of the Franchised Business;

               (vi) After curing any failure described in Section 23.1. Franchisee engages in the same noncompliance, regardless of whether such noncompliance is corrected after notice;

               (vii) Franchisee repeatedly fails to comply with one (1) or more requirements of this Agreement regardless of whether corrected after notice;

               (viii) The Franchised Business is seized, taken over or
                      foreclosed by a government official in the exercise of such official's duties, or seized, taken over, or foreclosed by a creditor, lienholder or lessor, provided that a final judgment against Franchisee remains unsatisfied for thirty (30) days, unless a supersedes or other appeal bond has been filed;

               (ix) A levy of execution is made upon the Franchised Business or upon any property used in the Franchised Business and is not discharged within five (5) days after such levy;

               (x) Franchisee is convicted of a felony or other criminal misconduct relevant to operation of the Franchised Business;

               (xi) Franchisee attempts to transfer the Franchised Business or make an assignment of this Agreement in violation of
                      Section 22. of this Agreement;

               (xii) In the event of death or incapacity, the surviving spouse, heirs, beneficiaries, devisees, or legal representatives fail to comply with the provisions of Section 22.7.; or

               (xiii) Franchisee discloses, attempts or threatens to disclose any of the Trade Secrets in violation of this Agreement.

23.3. OTHER TERMINATION RIGHTS. Franchisor's right to terminate this Agreement is in addition to all other rights and remedies, whether at law or in equity, that Franchisor might have against Franchisee as a result of any breach or default by Franchisee of any provision of this Agreement.


                                      B31

23.4. LIQUIDATED DAMAGES. Franchisee understands and acknowledges that Franchisee is obligated by this Agreement to operate the Franchised Business as set forth herein for a term of ten (10) years, and any attempt by Franchisee to terminate this Agreement prior to the expiration date shall be deemed to be a material breach of this Agreement and shall be grounds, at Franchisor's sole discretion, for termination by Franchisor pursuant to Section 23.2. The parties hereto agree that it would be impracticable and extremely difficult to determine the actual damages to Franchisor arising from any such termination of this Agreement. Therefore, the parties agree that in the event of any such termination, Franchisee shall pay to Franchisor as liquidated damages in an amount equal to twelve (12) times the average monthly Franchisor's Share for the six (6) month period prior to any such termination, such amount being a reasonable estimate, as of the date of this Agreement, of Franchisor's actual damages resulting from such termination. If such liquidated damages are not paid in full by Franchisee within 14 days of the date of termination, interest shall accrue on any unpaid balance at a rate equal to the lesser of (a) eighteen percent (18%) per annum or (b) the maximum rate allowed by law until such balance is paid in full. Nothing contained in this Section 23.4. shall be construed as a limitation on (i) the rights or remedies of Franchisor to recover for any indebtedness owed Franchisor by Franchisee at the time of such termination, (ii) Franchisor's right to seek specific performance or other equitable relief with respect to this Agreement, or (iii) Franchisor's right to recover its reasonable attorneys' fees, court costs and expenses incurred in enforcing its rights under this Agreement. This Section 23.4. shall survive termination of this Agreement.

           24. RIGHTS AND OBLIGATIONS AFTER TERMINATION OR EXPIRATION.

24.1. PAYMENT OF AMOUNTS OWED. Upon expiration of this Agreement or termination for any reason, and regardless of any other provision of this Agreement, all amounts owed to Franchisor or Franchisor's Affiliates, including but not limited to amounts pursuant to this Agreement, and interest due on any of these amounts shall be immediately due and payable.

24.2. MARKS. After termination or expiration of this Agreement, Franchisee shall:

               (i) refrain from directly or indirectly, at any time or in any manner, identifying Franchisee or any business as a current or former Remedy franchisee or business;

               (ii) refrain from using any Marks or any colorable imitation of any Marks or other indicia of a Franchised Business in any manner or for any purpose or use for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with Franchisor;

               (iii) remove and discontinue use of all signs, sign faces, stationery, advertising materials, informational or other brochures, and other materials containing any of the Marks or otherwise identifying or relating to the Franchised Business;

               (iv) take all action necessary or appropriate to cancel all fictitious or assumed name or equivalent registrations relating to Franchisee's use of any of the Marks; and

               (v) furnish to Franchisor within thirty (30) days after the effective date of termination or expiration, evidence satisfactory to Franchisor of Franchisee's compliance with all obligations under this Section 24.


                                      B32

24.3. TRADE SECRETS. Upon termination or expiration of this Agreement, Franchisee shall immediately cease to use any of the Trade Secrets disclosed to Franchisee pursuant to this Agreement. Upon such termination or expiration, Franchisee shall immediately return to Franchisor all confidential or proprietary materials that Franchisor has loaned to Franchisee. Franchisee's continued use of any of the Trade Secrets or any other confidential or proprietary materials or information following the expiration of this Agreement or termination of this Agreement for any reason shall constitute an unfair method of competition.

24.4. CLIENT LISTS. It being recognized and acknowledged that Franchisee's client base is derived, in large part, from its affiliation with Franchisor and from the goodwill associated with the Marks, it is the intent of the parties to this Agreement that the client base of the Franchised Business shall inure to the benefit of the Franchisor and, upon expiration of this Agreement or termination of this Agreement for any reason, Franchisee shall deliver to Franchisor all copies of all materials in Franchisee's possession which in any way identify the clients of the Franchised Business. Franchisee further agrees not to contact clients of the Franchised Business for the purpose of offering services of the type provided by the Franchised Business for a period of two (2) years following the expiration or termination of this Agreement. Franchisee agrees that any failure by Franchisee to fully comply with this Section 24.4. shall constitute an unfair method of competition.

                                25. ENFORCEMENT.

25.1. SEVERABILITY AND SUBSTITUTION.

               (i) Except as expressly provided to the contrary herein, each part of this Agreement shall be severable. If any provision is held invalid, or in conflict with any applicable law or regulation in a final unappealable ruling by a competent court, agency or other tribunal in a proceeding to which Franchisor is a party, the ruling shall not impair or otherwise effect remaining parts of this Agreement that remain intelligible. Any portion held invalid shall be deemed not to be part of this Agreement when the time for appeal expires if Franchisee is a party to such proceeding, otherwise when Franchisee receives notice of non-enforcement of such provision from Franchisor.

               (ii) To the extent that Sections 13. or 24.2., relating to trademarks, Trade Secrets and non-competition, or any part of such sections is unenforceable because of geographical, temporal or subject-matter scope, but could be enforceable by reducing any or all of such scope, such provisions shall be enforced to the fullest extent permissible under applicable laws and public policies.


                                      B33

               (iii) If any applicable law or rule requires greater prior notice of termination or refusal to enter into a Subsequent Agreement, or action different than this Agreement requires, or if under any applicable law or rule any provision of this Agreement or specification, standard or operating procedure prescribed by Franchisor is invalid or unenforceable, the prior notice and/or action required by such law or rule shall replace this Agreement's comparable provisions. In such circumstances, Franchisor shall have the right, in Franchisor's sole discretion, to modify the invalid or unenforceable provision, specification, standard or operating procedure to the extent required to be valid and enforceable.

               (iv) Franchisee shall satisfy the maximum duty permitted by law under any promise or covenant subsumed within any of this Agreement, that results from reducing any provision, or specification, standard or operating procedure prescribed by Franchisor, or striking from any such provision, specification, standard or operating procedure, any portion(s) that a court holds unenforceable, or orders to be unenforced, in a final decision to which Franchisor is a party, as if the remaining promise or covenant were a separately articulated part of this Agreement. Such modifications to this Agreement shall be effective only in such jurisdiction, unless Franchisor elects to make them applicable in other jurisdictions.

25.2. WAIVER. Franchisor or Franchisee may unilaterally waive or reduce any obligation of or restriction upon the other only by a signed written instrument. Such waiver shall take effect upon delivery of the instrument to the other or such other date stated in the instrument. Any waiver shall be without prejudice to the waiving party's other rights and shall be subject to continuing review.

25.3. NONWAIVER. Franchisor and Franchisee shall not be deemed to waive or impair the right to demand strict compliance with every term, condition and covenant in this Agreement, or to declare any breach to be a default and to terminate this Agreement prior to its expiration, or any other right, power or option reserved in this Agreement, by virtue of:

               (i) any custom or practice of the parties that varies from this Agreement's terms;

               (ii) any failure, refusal or neglect to exercise any right under this Agreement or to insist upon strict compliance with mandatory specifications, standards, operating procedures or other obligations;

               (iii) any waiver, forbearance, delay, failure or omission to exercise any right, power or option, of the same, similar or different nature, with respect to other franchisees; or

               (iv)   acceptance of payments after any breach of this Agreement.


                                      B34

25.4. FORCE MAJEURE. Neither Franchisor nor Franchisee shall be liable or deemed to be in breach for loss, damage or failure to perform that results from any of the following causes. Any delay that results from the following causes shall extend performance accordingly or excuse performance in whole or in part as is reasonable. However, such causes shall not excuse payment of amounts due or owed at the time of such occurrence or payment of royalties due from subsequent Gross Billings.

               (i) strikes, inadequate supply of equipment, merchandise, supplies, material or energy, or the voluntary foregoing of the right to acquire or use any of these in order to accommodate or comply with orders, requests, regulations, recommendations or instructions of any government, government department or government agency;

               (ii) compliance with any law, rule, order, regulation, requirement or instruction of a government agency other than an order, requirement or instruction that arises from a violation of law or this Agreement;

               (iii)  acts of God or the public enemy; or

               (iv)   acts or omissions of the other party.

25.5. SPECIFIC PERFORMANCE AND INJUNCTIVE RELIEF. Nothing in this Agreement shall prevent Franchisor or Franchisee from obtaining specific performance of this Agreement and injunctive relief against threatened conduct that will cause loss or damages, under equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. Franchisor shall be entitled to injunctive relief without bond but upon due notice, in addition to all further and other relief available at law or equity. Franchisee's sole remedy upon entry of any injunction shall be dissolution of the injunction, if warranted, upon hearing.

25.6. RIGHTS CUMULATIVE. Franchisor and Franchisee's rights under this Agreement are cumulative. No exercise or enforcement of any right or remedy shall preclude exercise or enforcement of any other right or remedy that the law entitles Franchisor or Franchisee to enforce. Franchisee acknowledges that execution of this Agreement does not entitle Franchisee the right to participate in Franchisor's Franchisee Investment and Growth Program.

25.7. GOVERNING LAW. Except for the provisions set forth under Section 13, which shall be interpreted and construed under the State law that Franchisee operates the majority of the Franchised Business, this Agreement shall be interpreted and construed under California law unless California law is preempted by federal law including, without limitation, federal copyright, patent or trademark law. However if any applicable State franchise investment or similar law or regulation prohibits the parties from agreeing to be governed by California law then this Agreement shall be governed by the law of the State that prohibits application of California law.


                                      B35

25.8. ARBITRATION. Except as precluded by applicable law, any controversy or claim that arises out of or relates to this Agreement, or any breach of this Agreement, including, without limitation, any claim that any of this Agreement is invalid, illegal, voidable or void, shall be submitted to arbitration in accordance with the rules of the American Arbitration Association or any similar successor body and judgment upon the award may be entered in any court with jurisdiction thereof. The preceding sentence shall not limit Franchisor's rights or remedies in connection with any action in any court of competent jurisdiction for injunctive or other provisional relief that Franchisor deems necessary or appropriate to compel Franchisee to comply with Franchisee's obligations under this Agreement or to protect the Marks. Each party shall appoint one arbitrator, and the two arbitrators so appointed shall agree upon a third arbitrator to act as chairman. If a party fails to appoint an arbitrator within thirty (30) days from the date upon which the claimant's request for arbitration is communicated to the other party or, if the two appointed arbitrators fail to nominate the chairman within thirty (30) days from the date of appointment of the later appointed arbitrator, such arbitrator shall be selected by the American Arbitration Association or successor body. The award of the arbitrators shall include an award of reasonable attorneys' fees and costs to the prevailing party, and shall be final. The parties agree to waive their right to any form of appeal, to the greatest extent allowed by law, and to share equally the fees and expenses of the arbitrators. Unless applicable law requires otherwise, arbitration shall occur in Los Angeles, California. This arbitration provision shall be self executing. If a party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party regardless of such failure to appear.

25.9. BINDING EFFECT. This Agreement shall inure to the benefit of and shall bind the parties and their executors, administrators, heirs, assigns, and successors in interest.

25.10. MODIFICATION. Except as expressly provided in Section 25.1., the parties may modify this Agreement only by written instrument signed by the parties.

25.11. CONSTRUCTION.

               (i) The preambles and exhibit(s) are part of this Agreement. This Agreement is the parties' entire agreement with respect to its subject matter. There are no other prior or contemporaneous oral or written understandings or agreements between the parties relating to the subject matter of this Agreement, and Franchisee expressly acknowledges that it is not relying on any oral or written representations of Franchisor, except as expressly set forth herein.

               (ii) Nothing in this Agreement shall confer any right or remedy upon any third person or legal entity not a party to this Agreement.

               (iii) Except when this Agreement expressly requires Franchisor to reasonably approve or not unreasonably withhold approval of any action or request by Franchisee, Franchisor shall have the right to refuse any request by Franchisee or to withhold approval of any action by Franchisee.

               (iv) Headings in this Agreement are for convenience only. Headings do not define, limit or construe the contents of sections.


                                      B36

               (v) "Affiliate" means any company directly or indirectly owned or controlled by Franchisor that offers services or products, or transacts other business with Franchisee.

               (vi) If two or more persons are Franchisee under this Agreement regardless of whether they are partners or joint venturers or in another capacity or relation, their obligations shall be joint and several.

               (vii) If Franchisee or a transferee is a corporation or partnership, then the terms "Franchisee," "owner," and "transferee" mean, unless expressly made applicable to all shareholders and partners, any person who owns of record or beneficially ten percent (10%) or more of the equity or control of Franchisee.

               (viii) Franchisor and Franchisee are sophisticated parties acting on the advice of competent legal counsel in entering into this Agreement. Thus, Franchisee agrees that any common law or statutory provision providing that an ambiguous or uncertain term will be construed against the drafting party is waived and shall not apply to the construction of this Agreement.

25.12. ATTORNEYS' FEES AND EXPENSES. Should any party hereto commence any action or proceeding for the purpose of enforcing or preventing the breach of any provision hereof, whether by arbitration, judicial or quasi-judicial action or otherwise or any appeal therefrom or for damages for any alleged breach of any provision hereof or for a declaration of such party's rights or obligations hereunder, then the prevailing party shall be reimbursed by the losing party for all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney's fees for the services (including all appeals) rendered to such prevailing party.

                            26. NOTICES AND PAYMENTS.

     Written notices and reports that this Agreement or the On-Line Operating Manual permit or require to be delivered shall be deemed so delivered when delivered by hand, or one (1) business day after transmission by telegraph or other electronic system, or three (3) business days after placement in the United States Mail by registered or certified mail, return receipt requested, postage prepaid and addressed to the party to be notified at the address first written above or its most current principal business address of which the notifying party has been notified. Payments and reports required by this Agreement shall be directed to Franchisor at the address first written above or at the address of which Franchisor from time to time notifies Franchisee, or to such other persons and places as Franchisor may from time to time direct. Any required payment or report not actually received by Franchisor during regular business hours on the date due or postmarked by postal authorities at least two
(2) days prior to the date due shall be deemed delinquent.


                                      B37

                             27. MULTIPLE ORIGINALS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and binding immediately upon its execution by all signatories.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first written above.



"Franchisor"                                   "Franchisee"

REMEDY INTELLIGENT STAFFING, INC.
                                               ---------------------------------

By:                                            By:
   ------------------------------                 ------------------------------

Name:                                          Name:
     ----------------------------                   ----------------------------

Title:                                         Title:
      ---------------------------                    ---------------------------


                                      B38

                                   EXHIBIT "A"
                                       TO
                               FRANCHISE AGREEMENT



                               FRANCHISE LOCATIONS

                                   EXHIBIT "B"
                                       TO
                               FRANCHISE AGREEMENT



                                    TERRITORY

                                   EXHIBIT "C"
                                       TO
                               FRANCHISE AGREEMENT



                          MINIMUM PERFORMANCE STANDARDS

                                   EXHIBIT "D"
                                       TO
                               FRANCHISE AGREEMENT



                         OFFICE DEVELOPMENT REQUIREMENTS

                                   EXHIBIT "E"
                                       TO
                               FRANCHISE AGREEMENT



                   NONDISCLOSURE AND NONCOMPETITION AGREEMENT

                   NONDISCLOSURE AND NONCOMPETITION AGREEMENT
                                  (FRANCHISEE)

     In consideration of the execution by Remedy Intelligent Staffing, Inc. of a Franchise Agreement with ______________________ relating to a Remedy franchise, the undersigned, who are the Owners and/or Principal Officers of _______________
________________________________________________________________________________
__________________________________________________________________________ the
"FRANCHISEE" thereunder agree individual and jointly to comply with and be bound by all provisions of the Franchise Agreement in any way related to nondisclosure and noncompetition, including, but not limited to, Sections 9., 13. and 24. of the Franchise Agreement.

     This Nondisclosure and Noncompetition Agreement shall be executed by all persons and other legal entities who are now and who shall from time to time be such Beneficial Owners and/or Principal Officers, and the execution hereof by all such persons and legal entities shall be the responsibility of the undersigned.

SIGNATURE OF BENEFICIAL OWNERS                 SIGNATURES OF PRINCIPAL OFFICERS


---------------------------------              ---------------------------------

___% OF OWNERSHIP

---------------------------------              ---------------------------------

___% OF OWNERSHIP

---------------------------------              ---------------------------------

___% OF OWNERSHIP

---------------------------------              ---------------------------------

___% OF OWNERSHIP


                                      B39

                                   EXHIBIT "F"
                                       TO
                               FRANCHISE AGREEMENT



                           SOFTWARE LICENSE AGREEMENT

                                RemedyTemp, Inc.
                           Software License Agreement


     This License Agreement (hereinafter "Agreement") is entered into as of the _____ day of __________________, 200 _____ (the "Effective Date") by and between
RemedyTemp, Inc., (hereinafter "Remedy") and ___________________________________
(hereinafter "Franchisee").

     For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree to the following terms and conditions:

     1. License of Software. Subject to the terms and conditions of this Agreement, Remedy will license to Franchisee one (1) or more I/SEARCH 2000 computer software program(s) and all related materials and documentation (collectively, the "I/SEARCH 2000 Software") for an annual license fee (which shall include all application updates and related support services), installation costs plus shipping and handling costs, and all applicable state/local/federal taxes, as further set forth in this Agreement. Subject to the terms and conditions of this Agreement, Remedy hereby grants to Franchisee a non-transferable non-exclusive right to use the I/SEARCH 2000 Software, ordered and accepted as set forth above, for the term of this Agreement, as set forth in
Section 5 herein.

     2. System Hardware. Franchisee shall maintain, at its sole cost and expense, computer hardware and related equipment designated by Remedy, in its sole discretion, as required for the use of the I/SEARCH 2000 Software. Franchisee shall purchase such required computer hardware and related equipment through Remedy. Remedy may, from time-to-time, modify, change, add or delete specifications required for computer hardware and related equipment. Any change in specifications provided by Remedy shall, which may require the purchase of additional equipment or the upgrade of existing equipment, be implemented within a reasonable time after notice of such change by Remedy and at the sole cost and expense of Franchisee.

     3.   Technical Support.

     3.1. Remedy agrees to provide reasonable technical assistance to Franchisee for installation and program support of the I/SEARCH 2000 Software as may be required from time-to-time by Franchisee, the cost of which shall be included in the Annual Fee set forth under Section 6.3. In the event Remedy personnel are required to travel to Franchisee location(s), Franchisee agrees that Franchisee shall pay Remedy all costs incurred as a result of such on-location service. Payment of all such costs incurred shall be due and payable net thirty (30) days upon receipt of invoice.

     3.2 Remedy assumes that Franchisee and its employees shall have the requisite skills to access and use the I/SEARCH 2000 Software. If either Franchisee or its employees do not have such requisite skill, Franchisee or its employees shall obtain the skills needed, either through Remedy training or elsewhere, at additional cost to Franchisee.




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

     4. Hardware and Equipment Service. Franchisee shall purchase a hardware maintenance contract with Remedy's designated vendor (the "Maintenance Vendor") for hardware and equipment service during the term of this Agreement. The cost of such maintenance contract shall be set by the Maintenance Vendor. Franchisee shall look to the Maintenance Vendor or the applicable manufacturer of any hardware and other equipment purchased from Remedy or otherwise used with the I/SEARCH 2000 Software for any and all warranties and service of such items. Remedy shall not be responsible for any warranties, service or support of such items.

     5. Term of Agreement. The term of this Agreement shall be for the term or duration of the original Franchise Agreement, or any renewal thereof, entered into and executed by and between Franchisee and RemedyTemp, Inc. (the "Franchise Agreement"), subject to the provisions of Section 12 of this Agreement.

     6.   Payment Terms.

     6.1 The fees for any item or service provided by Remedy to Franchisee under this Agreement shall be as set forth below. Such fees may be changed from time-to-time in Remedy's sole discretion, unless otherwise provided herein. Accordingly, the prices for any items ordered by Franchisee under this Agreement after the Effective Date are subject to change; provided that all fees shall be charged at Remedy's published rates for such items in effect at the time charged.

     6.2 Late Payments. If any amount payable to Remedy under this Agreement or otherwise is not paid when due, Remedy shall be entitled to payment as specified under the Franchise Agreement.

     6.3  Annual Fee.

     (a) Franchisee shall pay to Remedy an annual fee of Two Thousand Eight Hundred and Thirty-Two Dollars ($2,832) for each of Franchisee's offices that licenses the I/SEARCH 2000 Software (the "Annual Fee"). The Annual Fee shall cover all of Franchisee's costs relating to: (1) the licensing of the I/SEARCH 2000 Software in an office; (2) the licensing of the I/SEARCH 2000 Software at "Remote I/SEARCH 2000 Internet Access Workstations," as defined in Paragraph 6.3
(b) below; (3) Remedy's service of the of I/SEARCH 2000 Software; (4) all Remedy's published updates of the I/SEARCH 2000 Software; and (5) Remedy's technical support of the I/SEARCH 2000 Software. Upon the first year anniversary of the Effective Date, and each subsequent annual anniversary date thereafter, Franchisee shall pay to Remedy an Annual Fee of Two Thousand Eight Hundred and Thirty-Two Dollars ($2,832) for each office licensing the I/Search 2000 Software, for as long as this Agreement remains in effect. The Annual Fees, and any other fees owed to Remedy by Franchisee shall be due and payable as provided under Paragraph 6.5(a) hereof.

     (b) A "Remote I/SEARCH 2000 Internet Access Workstations" shall mean the use of the I/SEARCH 2000 Software at the following remote locations:

          (i) a single Remote I/SEARCH 2000 Internet Access Workstation at the residential home of the majority owner of the Franchised Business or manager of the Franchised Business;

          (ii) a single Remote I/SEARCH 2000 Internet Access Workstation at any number of recruiting locations; or

          (iii) any number of I/SEARCH 2000 Internet Access Workstations that use the I/SEARCH 2000 Software for no more than 90 days to establish a temporary office or a temporary onsite location.

     Any other use of a Remote I/Search 2000 Internet Access Workstation aside from those uses delineated above shall be subject to a separate Annual Fee per such use and an additional one-time server access fee for each workstation using the I/Search 2000 Software. Such one-time workstation fee shall be at the prevailing rate, which, as of the Effective Date, is $620.

     6.4 Hardware Costs. Franchisee shall pay Remedy for any and all hardware and equipment purchased from Remedy upon installation within thirty (30) days upon receipt of invoice, as provided under Paragraph 6.5(b) hereof.

     6.5  Payments.

     (a) Remedy shall invoice Franchisee for all costs of annual license fees, annual update fees, annual support fees, and all costs for shipping, handling and applicable state/local/federal taxes. All amounts invoiced to Franchisee, pursuant to this paragraph, shall be deducted by Remedy from the Franchisee's Share pursuant to the Franchise Agreement.

     (b) Remedy shall invoice Franchisee all costs for hardware and equipment purchased by Franchisee from Remedy. Payment shall be due and payable to Remedy within thirty (30) days of receipt of invoice.

     6.6 Security Interest. Remedy reserves a security interest in all hardware and equipment purchased hereunder and invoiced to Franchisee and in any proceeds thereof to secure Franchisee's payment obligations to Remedy. Upon Remedy's request, Franchisee agrees to promptly take such actions necessary, and execute any documents required, to perfect and maintain such security interest.

     7.   Ownership.

     7.1 Ownership and Use of Software. The I/SEARCH 2000 Software licensed hereunder is solely for Franchisee's use in connection with the Franchised Business (as defined in the Franchise Agreement) at Franchisee's franchise premises. Franchisee understands and agrees that the I/SEARCH 2000 Software shall at all times remain the sole and exclusive property of Remedy. Franchisee shall at no time possess or have any right of ownership or proprietary interest in or to the I/SEARCH 2000 Software, including any modifications thereto. Accordingly, no title to or ownership interest in any part of the I/SEARCH 2000 Software is transferred to Franchisee. Title to all applicable rights in


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

patents, patent rights, copyrights, trademarks, service marks, trade names, trade secrets and proprietary rights in the I/SEARCH 2000 Software are and shall remain in Remedy. Franchisee agrees to be bound by and observe the proprietary nature of I/SEARCH 2000 Software program and further, shall not take any action to jeopardize, limit, or interfere with such proprietary information concerning the I/SEARCH 2000 Software to any third party. Franchisee agrees to take appropriate action by instruction or agreement with its employees who are permitted access to the I/SEARCH 2000 Software to fulfill its obligations hereunder.

     7.2 Title to Hardware. Title to hardware and equipment purchased hereunder shall transfer to Franchisee after all applicable payments therefor have been made. Risk of loss and damage for, hardware and equipment, if any, purchased hereunder shall pass to Franchisee upon shipment to Franchisee, F.O.B. manufacturer's or Remedy's facilities, whichever location such items are shipped from.

     7.3 Rights of Third Parties. Franchisee acknowledges and agrees that its acquisition and use of the hardware, the I/SEARCH 2000 Software and other any other items pursuant to this Agreement may be subject to the rights of Remedy's vendors thereof in such items and to Remedy's obligations to such persons in connection with Remedy's acquisition of such items. Accordingly, Franchisee agrees to execute such further instruments and documents required by such persons to evidence or secure such persons' rights in the items acquired by Franchisee under this Agreement.

     8. No Warranty. REMEDY MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE I/SEARCH 2000 SOFTWARE LICENSED HEREUNDER OR ANY HARDWARE OR OTHER EQUIPMENT PURCHASED HEREUNDER, AND ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED. REMEDY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON, INCLUDING EMPLOYEES OR REPRESENTATIVES OF REMEDY, WHICH ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED BY FRANCHISEE AND SHALL NOT BE BINDING UPON REMEDY.

     9. Liability Limitations. REMEDY SHALL NOT BE LIABLE FOR ANY LIABILITIES, LOSSES, OR DAMAGES, INCLUDING, WITHOUT LIMITATION, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSS OF USE, REVENUE, OR PROFITS, IN CONNECTION WITH OR ARISING OUT OF ANY FAILURE OR DEFECT IN OR UNAVAILABILITY OR USE OF THE I/SEARCH 2000 SOFTWARE OR THE HARDWARE AND EQUIPMENT, IF ANY, PURCHASED HEREUNDER. REMEDY SHALL NOT HAVE ANY LIABILITY WITH RESPECT TO ANY LOSS OR DAMAGE RELATED TO ANY
(i) FAILURE OF THE I/SEARCH 2000 SOFTWARE; OR (ii) ANY USE OF THE I/SEARCH 2000 SOFTWARE OR THE RESULTS OR DECISIONS MADE OR OBTAINED BY USERS OF THE I/SEARCH 2000 SOFTWARE. THE LIMITATIONS CONTAINED IN THIS SECTION SHALL APPLY EVEN IF ANY LIMITED REMEDY FAILS IN ITS ESSENTIAL PURPOSE.

     10. Nondisclosure. Franchisee shall keep confidential and shall require its officers, directors and employees to keep the I/SEARCH 2000 Software confidential. Franchisee shall not disclose the I/SEARCH 2000 Software to any person or entity other than those employees of Franchisee who are authorized to use the I/SEARCH 2000 Software. Franchisee shall use the same degree of diligence and effort to protect the I/SEARCH 2000 Software from disclosure to third parties as Franchisee uses to protect its own confidential information, but in no event shall franchisee use less than reasonable diligence and effort in protecting the I/SEARCH 2000 Software from disclosure. Franchisee shall notify each employee having access to the I/SEARCH 2000 Software of the nondisclosure obligations under this Agreement.

     11. Notice of Inoperability. In the event the I/SEARCH 2000 Software system is not operable for any reason, Franchisee shall notify the designated representative of Remedy within twenty-four (24) hours of such inoperability, or within one (l) business work day, whichever shall first occur.

     12. License and Agreement Termination. In addition, Remedy shall have the right to terminate Franchisee's license hereunder and this Agreement if Franchisee fails to comply with the terms and conditions of this Agreement or any Franchise Agreement. To exercise such termination rights, Remedy shall give written notice to Franchisee of such failure and if such failure has not been remedied within three (3) days after such notice, the Franchisee's license and this Agreement shall terminate upon written notice from Remedy. Remedy shall also have the right to immediately terminate Franchisee's license and this Agreement upon written notice to Franchisee, if Franchisee breaches any of the provisions of Section7 or 10 hereof. In the event the Franchise Agreement by and between Remedy and Franchisee is terminated, or the Franchise is closed or sold by Franchisee, unless Franchisee's rights and obligations hereunder are assigned pursuant to the provisions of Section 19 hereof, this Agreement shall automatically terminate.

     13. Consequences of Termination. Upon termination, Franchisee shall return all copies of the I/SEARCH 2000 Software along with all related reference and other descriptive documentation related thereto to Remedy. Upon Remedy's request, Franchisee shall be solely responsible for the removal of the I/SEARCH 2000 Software on hardware and equipment and shall certify such removal. In the event Franchisee ceases to do business, Remedy, in its sole discretion reserves the right to take possession of the hardware and related equipment in order to remove all I/SEARCH 2000 Software and any then existing data contained in the I/SEARCH 2000 Software. If termination occurs prior to the end of a license term for the I/SEARCH 2000 Software and Franchisee has paid in advance for the license hereunder, Remedy shall refund to Franchisee a pro rata amount of the license fee with respect to the remaining license term. In the event of termination, all provisions of Section 7, 8, 9, and 10 shall survive termination of this Agreement.

     14. Insurance. Franchisee shall, during the term of this Agreement, be responsible for maintaining all-risk insurance, including replacement cost in any insurable amount as determined by Franchisee for any loss or damage to system hardware using the I/SEARCH 2000 Software or destruction or loss of data for use with the I/SEARCH 2000 Software maintained on the system. It shall be in the sole discretion of Franchisee to maintain business interruption insurance insuring against interruption of business as a result


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

of any system failure, damage or destruction. Remedy shall not have any responsibility for maintaining any insurance to protect Franchisee against any and all loss or damage to system hardware, software or data contained in the system using the I/SEARCH 2000 Software.

     15. Modification and Discontinuance. All updates to I/SEARCH 2000 Software and all modules or options of I/SEARCH 2000 Software are subject to change, revision, modification or discontinuance with thirty (30) days' advance notice of Franchisees.

     16. Waivers. The waiver or failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right thereunder. Termination of a license granted herein or of this Agreement by either party shall not act as a waiver of any breaches of the terms and conditions of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations hereunder.

     17. Equitable Remedies. The obligation of Franchisee under Sections 7, 10, l2, and 13 hereof are of a special and unique character which gives them a peculiar value to Remedy for which Remedy cannot be reasonably or adequately compensated in damages in the event Franchisee breaches such obligations. Therefore Remedy shall, in addition to other remedies which may be available, be entitled to injunctive or other equitable relief in the event of the breach or threatened breach of such obligation.

     18. Representatives and Notices. All notices required to be given hereunder shall be in writing to the parties' representatives at the addresses set forth below. Notice shall be considered delivered and effective three (3) working days after mailing when sent by registered or certified mail, return receipt requested. Notice shall be deemed given on the date of service if personally served or sent by a reputable overnight messenger service or on the date of telecopying, if telecopied, provided that a copy of the telecopy is also sent by United States mail. Either party, upon written notice to the other, may change any name or address to which future notices shall be sent. Any notices under this Agreement shall be sent to the following representatives:


          If to Remedy:

          Attention: Vice President, Information Technology
          RemedyTemp, Inc.
          101 Enterprise
          Aliso Viejo, CA  92656

          If to Franchisee:

          Attention: __________________________________

                     __________________________________

                     __________________________________

          Telephone: __________________________________

          Fax:       __________________________________


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

     19. Assignment. Upon the assignment by Franchisee to any person or entity (the "Assignee") of Franchisee's rights and obligations under the Franchise Agreement in accordance with the provisions thereof, Franchisee shall concurrently therewith assign all of its rights and obligations under this Agreement to the Assignee, who shall, from and after such assignment of this Agreement, assume and perform for the express benefit of Remedy the obligations and liabilities of Franchisee hereunder. Except as set forth in the preceding sentence, any assignment or transfer by Franchisee of this Agreement or of Franchisee's rights or obligations hereunder without the prior written consent of Remedy shall be void and shall constitute an event of default hereunder.

     20. Further Assurances. Franchisee agrees to take such further actions and to execute and deliver such further documents as may be required to evidence, confirm or consummate the agreements set forth in this Agreement.

     21. Authority. The parties by their respective signatures below acknowledge and affirm that each is an authorized and designated representative to execute this Agreement on behalf of their respective company.

     This Agreement is executed as of the ________ day of _____________, 200__.





RemedyTemp, Inc.                               Remedy Franchisee

By:                                            By:
   ------------------------------                 ------------------------------

Title:                                         Title:
      ---------------------------                    ---------------------------

101 Enterprise                                 Address:
Aliso Viejo CA  92656                                  -------------------------

                                               ---------------------------------


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